As filed with the Securities and Exchange Commission on October 13, 2023.

Registration No. 333-272501

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

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Heart Test Laboratories, Inc.
(Exact name of registrant as specified in its charter)

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Texas	334510	26-1344466
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Danielle Watson
550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Sasha Ablovatskiy Jonathan Shechter Foley Shechter Ablovatskiy LLP 1180 Avenue of the Americas, 8th Floor New York, New York 10036 Tel: (212) 335-0466	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 13, 2023

Heart Test Laboratories, Inc.

Up to 19,047,619 Shares of Common Stock

Placement Agent Warrants to Purchase up to 761,905 Shares of Common Stock

Up to 761,905 Shares of Common Stock Underlying the Placement Agent Warrants
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Heart Test Laboratories, Inc. (the “Company”, “Heart Test”, “HeartSciences”, “we”, “us” or “our”) is offering on a best efforts basis up to 19,047,619 shares of its common stock, par value $0.001 per share (the “Common Stock”), based on an assumed public offering price of $0.42 per share, which is equal to the closing price of our shares of Common Stock on the Nasdaq Capital Market on October 10, 2023. See “Description of the Securities We Are Offering” in this prospectus for more information. We refer to the securities offered by this prospectus as the “Securities.” In addition, this prospectus relates to the issuance of placement agent warrants (as defined below) to purchase up to 761,905 shares of our Common Stock issuable to the placement agent (as defined below), based on an assumed public offering price of $0.42 per share, in connection with this offering and the underlying shares of Common Stock issuable upon the exercise of placement agent warrants.

We previously completed our initial public offering (“IPO”) of units (the “IPO Units”) consisting of shares of Common Stock and warrants to purchase shares of Common Stock (the “IPO Warrants”), on June 17, 2022. Our Common Stock and our IPO Warrants are listed on the Nasdaq Capital Market under the symbols “HSCS” and “HSCSW,” respectively. On October 10, 2023, the closing price of our Common Stock was $0.42 per share and the closing price of our IPO Warrants was $0.04 per warrant.

We expect this offering to be completed no later than two (2) business days following the commencement of this offering, and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

We have engaged Maxim Group LLC as our exclusive placement agent (the “placement agent”) to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to purchase any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Share of Common Stock	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

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(1)      Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. Does not include warrants that are issuable by us to the placement agent or its permitted designees to purchase up to a number of shares of Common Stock equal to 4% of the shares of Common Stock sold in this offering, exercisable at a price per share equal to 110% of the public offering price of the shares of Common Stock offered hereby (the “placement agent warrants”) or certain out-of-pocket expenses of the placement agent that are reimbursable by us. See “Plan of Distribution” beginning on page 65 of this prospectus for a description of the compensation to be received by the placement agent.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of certain risks and uncertainties you should consider before investing in our securities.

We anticipate that the initial delivery of the shares of our Common Stock against payment therefor will be made on or before             , 2023.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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Maxim Group LLC

The date of this prospectus is            , 2023.

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents, or to which we have referred you, before making your investment decision. Neither we, nor the placement agent engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell the Securities, and seeking offers to buy the Securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Securities.

For investors outside of the United States: Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, unless the context suggests otherwise, references to “Heart Test,” “HeartSciences,” the “Company,” “we,” “us” and “our” refer to Heart Test Laboratories, Inc., dba HeartSciences, a Texas corporation. References to “Fiscal 2023” refer to the 12 months ended April 30, 2023 and references to “Fiscal 2022” refer to the 12 months ended April 30, 2022.

Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the placement agent will make an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

TRADEMARKS AND TRADE NAMES

Certain of our trademarks are the subject of trademark registrations in the United States as well as various other countries. Other brand names, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames are referred to in this prospectus without the SM, TM and/or ® symbols or any typographical emphasis (such as italicized or underlined text), but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to their service marks, trade names and trademarks.

MyoVista (and design)®, wavECG®, HEARTSCIENCES®, Heart Test Laboratories (and design)®, the Company’s heart logo and HSECG® are trademarks and/or service marks of the Company registered with the United States Patent and Trademark Office (the “USPTO”). Other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. We are liable for all information in this prospectus and the registration statement on Form S-1 filed with the SEC of which this prospectus constitutes a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will, or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations; and

•        our ability to receive regulatory clearance for the MyoVista wavECG (the “MyoVista”) from the U.S. Food and Drug Administration (the “FDA”), state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to the MyoVista or other future potential products;

•        our ability to further advance the development of the MyoVista, our 12-lead electrocardiograph (“ECG”) device that also incorporates an additional proprietary AI-based algorithm that we have been designing to detect cardiac dysfunction, and future potential products;

•        our ability to launch sales of the MyoVista or any future potential products into the U.S.;

•        our assessment of the potential of the MyoVista and any future potential products;

•        our planned level of capital expenditures and liquidity;

•        our plans to continue to invest in research and development to develop technology for new products;

•        our failure to meet the continued listing requirements of Nasdaq (as defined below) could result in a de-listing of our shares and penny stock trading;

•        the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

•        our ability to meet our expectations regarding the commercial supply of the MyoVista and any future products;

•        our ability to retain key executives;

•        our ability to internally develop new inventions and intellectual property;

•        the overall global economic environment;

•        the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare system or the global economy as a whole;

•        the impact of competition and new technologies;

•        general market, political and economic conditions in the countries in which we operate;

•        our ability to develop new devices and intellectual property;

•        changes in our strategy; and

•        potential litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Unless defined elsewhere, capitalized terms used in this prospectus are defined in the section of this prospectus titled “Glossary of Terms.”

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes thereto included in this prospectus. You should also consider, among other things, the information set forth under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” in each case appearing elsewhere in this prospectus.

Company Overview

We are a medical technology company focused on applying innovative AI-based technology to an ECG, also known as an “EKG,” to expand and improve an ECG’s clinical usefulness. Our objective is to make an ECG a far more valuable cardiac screening tool. HeartSciences’ first product candidate for FDA clearance, the MyoVista, is a resting 12-lead ECG that will incorporate HeartSciences’ first AI-based algorithm designed to provide diagnostic information related to cardiac dysfunction as well as conventional ECG information in the same test. In the future, we intend to incorporate additional AI-based algorithms in the MyoVista and develop a cloud-based platform to provide access to a range of AI-based ECG cardiovascular algorithms on an ECG hardware agnostic basis. The AI-based ECG algorithms provide diagnostic information related to structural heart disease which traditionally has only been available through the use of cardiac imaging. We believe, the MyoVista is particularly well suited for a frontline or point of care clinical setting and the initial revenue model, which involves the use of the MyoVista hardware, associated software and consumables for each test, is expected to be “razor-razorblade” as the cable connection to the electrodes used with the MyoVista are proprietary to HeartSciences, and new electrodes are used for every test performed. As further algorithms are made commercially available via the MyoVista or cloud-based platform we would expect to adopt revenue models based on algorithm usage and/or recurring subscriptions.

On September 20, 2023, we entered into multiple definitive license agreements (each a “License Agreement” and collectively, the “License Agreements”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”) to commercialize a range of AI-based cardiovascular algorithms developed by Mount Sinai as well as a memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of the MyoVista. The License Agreements, of which there are eleven in total, cover rights to thirteen AI-based cardiovascular algorithms, two data science methods for use with ECG waveforms and three filed patents.

Neither the MyoVista hardware, nor any of the AI-based ECG algorithms, are cleared for marketing by the FDA and our future success is dependent upon receiving FDA clearances. Additional funding may be required as part of achieving FDA clearance and thereafter would be required to support the sales launch of the MyoVista into the U.S., provide working capital and support further research and development (“R&D”).

We believe that there is currently no low-cost, front-line, medical device that is effective at screening broadly for many types of heart disease. As a result, we believe that frontline physicians face a significant challenge in determining if a patient has heart disease. Although many think of the ECG as the frontline test for heart disease, in 2012, the United States Preventive Services Task Force conducted an evaluation of conventional ECG testing and stated: “There is no good evidence the test, called an ECG, helps doctors predict heart risks any better than traditional considerations such as smoking, blood pressure and cholesterol levels in people with no symptoms.”

ECG devices record the electrical signals of a patient’s heart. The ECG is a ubiquitous, relatively low-cost, simple and quick test; it is portable and can be performed in a wide range of clinical settings by a non-specialist clinician or clinical aide. There are three basic categories of heart disease: electrical (such as an arrhythmia), structural (such as valvular disease) and ischemic (such as coronary artery disease, or CAD). Conventional resting ECGs have limited sensitivity in detecting structural and ischemic disease and are typically used for diagnosing cardiac rhythm abnormalities, such as atrial fibrillation, or acute coronary syndrome, such as a myocardial infarction which is also known as a heart attack. However, traditional ECGs have a limited role in identifying cardiac dysfunction associated with structural and ischemic disease.

HeartSciences has designed or licensed algorithms to help address these limitations and extend the clinical capability of an ECG to detect cardiac dysfunction or specific cardiovascular disease types.

The first AI algorithm to be incorporated into the MyoVista has been designed by the Company and applies AI-machine learning to the signal processed ECG signal to develop a proprietary algorithm designed to detect cardiac dysfunction caused by heart disease and/or age-related cardiac dysfunction. We recently proposed adjustment of the echocardiographic measurement thresholds to the FDA to reflect recent clinical findings in respect of ≥ 60 year old patients which we believe will further increase the clinical value of the algorithm. The FDA has now confirmed this approach and we are in the process of updating our algorithm to reflect these updated echo measurement thresholds. The MyoVista has not yet received FDA clearance.

The editorial comment associated with the study titled “Prediction of Abnormal Myocardial Relaxation from Signal Processed Surface ECG” presented below discusses recent applications of machine learning to data derived from surface 12-lead ECGs in relation to cardiac dysfunction:

“These represent some of the most significant advances in electrocardiography since its inception, which has historically had a limited, if any, role in the evaluation of cardiac dysfunction. In the past, our cardiovascular community was resigned to the fact that surface ECGs are poor indicators for cardiac dysfunction.”

Khurram Nasir, MD, MPH, MSC, Department of Cardiology, Houston Methodist DeBakey Heart & Vascular Center, Houston, Texas, et. al., Journal of American College of Cardiology Editorial Comment Volume 76 Number 8 2020.

Almost all forms of heart disease, including CAD and structural disease, affect heart muscle, or cardiac, function prior to symptoms. Impaired cardiac function is first observed as impaired cardiac relaxation which is an early indicator of diastolic dysfunction and usually continues to increase in severity as heart disease progresses. The diastolic phase of the cardiac cycle occurs when the heart muscle relaxes (following contraction). Diastolic dysfunction may also be related to age-related cardiac dysfunction.

If we receive FDA clearance for our first product candidates, the MyoVista hardware and its associated cardiac dysfunction algorithm, our main target markets would be frontline healthcare environments in the U.S., such as primary care, to assist physician decision making in the cardiology referral process. Currently, cardiology referral decisions are often based on a patient’s risk factors and/or a conventional ECG test. Accordingly, many patients with heart disease are left undetected while no current treatment or intervention is required for most patients referred for cardiac imaging. We believe that adding the capability to detect cardiac dysfunction to a standard 12-lead resting ECG could help improve cardiac referral pathways and be valuable for patients, physicians, health systems and third-party payors.

New Class II devices, such as the MyoVista, require FDA premarket review. The MyoVista along with its proprietary software and hardware is classified as a Class II medical device by the FDA. Premarket review and clearance by the FDA for these devices is generally accomplished through the 510(k) premarket notification process or De Novo classification request, or petition process. We previously submitted an FDA De Novo classification request in December 2019 and, following feedback and communications with the FDA during and since that submission, we have been making modifications to our device, including our proprietary algorithm. We are part-way through a new, pivotal clinical validation study and have been undertaking device and algorithm development testing for a revised FDA submission. Our discussions to date with the FDA have been in relation to a revised submission under the De Novo pathway, however, in August 2023, the FDA granted an industry first De Novo clearance and created a new Class II product code for cardiovascular machine learning-based notification software in respect of a hypertrophic cardiomyopathy algorithm. In late September 2023, the FDA cleared an algorithm for low ejection fraction (less than 40%) under the 510(k) pathway using the new product code. Accordingly, we now believe it is probable that we could submit the MyoVista algorithm for clearance under the 510(k) pathway. The 510(k) pathway is more common than De Novo and, on average, has a much quicker decision process than De Novo by the FDA. Accordingly, in October 2023, we submitted a pre-submission request to the FDA to, among other things, seek to confirm the appropriateness of a 510(k) submission. As a result, we now expect a revised submission to be filed during the first half of calendar year 2024. Assuming a submission under 510(k) in the first half of calendar year 2024, we would anticipate a determination by the FDA in 2024 which, if successful, would provide the ability to market and sell the MyoVista in the U.S. If successful, additional funding would be required to support the sales launch of the MyoVista in the U.S., provide working capital and support further R&D.

Heart Disease Facts and Current ECG Testing Limitations

Heart disease refers to a variety of conditions that affect the heart — including heart rhythm problems, heart valve problems, genetic defects and blood-vessel diseases such as CAD. It is often referred to as the “silent killer.” According to the American Heart Association, one in three patients are not properly diagnosed until after a heart attack occurs and 50% of men and 64% of women who died suddenly of coronary heart disease showed no previous symptoms. Statistics published by the U.S. Centers for Disease Control and Prevention (the “CDC”), show that in the United States heart disease is the leading cause of death for both men and women, across most racial and ethnic groups. According to the CDC, in the United States, one person dies from cardiovascular disease every 34 seconds. In 2020, about 20.1 million adults aged 20 and older in the United States have CAD (about 7.2%), with approximately one in five heart attacks being a silent heart attack therefore the person is not even aware of it, but the damage is done. Approximately 697,000 people in the U.S. died from heart disease in 2020, that’s one in every five deaths. The scale of the problem is similar worldwide. In 2020, the World Health Organization confirmed that heart disease has remained the leading cause of death at the global level for the last 20 years. Cardiovascular diseases are the leading cause of death globally. An estimated 17.9 million people died from cardiovascular diseases in 2019, representing 32% of all global deaths.

The 2019 National Ambulatory Medical Care Survey showed there were approximately 1 billion ambulatory care visits in the U.S. with a high incidence of patients with risk factors for heart disease (33% had hypertension, 15% had diabetes and 7% had a history of CAD, ischemic heart disease or myocardial infarction).

As heart disease progresses to more acute stages, the cost to treat patients increases significantly. Cardiovascular disease is the leading cost to the healthcare system and is estimated to be responsible for one in every six healthcare dollars spent in the United States. Heart disease cost the United States about $229 billion in each of 2017 and 2018, including the cost of health care services, medicines, and lost productivity due to death. Governments, healthcare providers and payors are motivated to shift the diagnosis and management of these conditions to earlier stages where better patient outcomes can be delivered at lower costs.

We believe that there is currently no low-cost, front-line, medical device that is effective at screening for heart disease. As a result, frontline physicians face a significant challenge in determining if a patient has heart disease. The conventional ECG is thought of by many to be the front-line tool in cardiac testing, but it has poor sensitivity in detecting CAD or structural heart disease.

Overuse of Expensive Cardiology-Based Diagnostic Testing

We believe that the absence of cost-effective front-line or primary-care-based testing has resulted in the over-use of costly cardiology-based diagnostic tests. Noninvasive cardiac tests are significant contributors to healthcare costs, accounting for greater than 40% of Medicare Part B spending on medical imaging, or over $17 billion annually according to the U.S. Centers for Medicare & Medicaid Services (“CMS”). There are a variety of effective, though expensive, diagnostic tests used for patients to detect heart disease. These diagnostic tests are typically performed in a specialist cardiology or hospital setting and may include:

•        Stress ECG testing, a non-invasive diagnostic test with a cost of approximately $200 with, according to the American College of Cardiology, a sensitivity of 68% in the detection of CAD;

•        Echocardiogram, or echo, a non-invasive diagnostic imaging test, similar to an ultrasound, which is effective in the detection of heart disease; however, the Medicare cost of an echo in a hospital is approximately $600 and can be as much as $3,000 if performed privately;

•        Cardiac imaging tests, such as nuclear stress tests and coronary computerized tomography angiograms alternatively can be conducted noninvasively, but typically cost $1,000 or more; or

•        Coronary angiogram, an invasive test in which dye that is visible by X-ray is injected into the blood vessels of the heart. A coronary angiogram can cost in excess of $5,000.

Diastolic Dysfunction, an Early Indicator of Heart Disease

The symptoms and causes of cardiac dysfunction have been researched for many years. The causes of cardiac dysfunction during the contraction (systolic) phase, also called reduced left ventricular ejection fraction, have been well understood for many years. However, according to the American Heart Association Statistics Committee report in 2013, approximately 50% of patients with heart failure (“HF”) symptoms have ejection fraction measures that are not markedly abnormal. In addition, multiple articles published by the National Institutes of Health (“NIH”), state that approximately 50% of HF cases are due to severe diastolic dysfunction, also called heart failure with preserved ejection fraction. HF with preserved ejection fraction (“HFpEF”) is a clinical syndrome in which patients have symptoms and signs of HF with normal or near-normal left ventricular ejection fraction (“LVEF”) (LVEF ≥50%). Roughly half of all patients with HF worldwide have an LVEF ≥50% and nearly half have an LVEF <50%. Thanks to the increased scientific attention about the condition and improved characterization and diagnostic tools, the incidence of HF with reduced ejection fraction (“HFrEF”) dropped while that of HFpEF has increased by 45%. As a result, understanding the causes and progression of diastolic dysfunction has become a key area of scientific and clinical interest. This research has led to the understanding that almost all patients with systolic dysfunction also have diastolic dysfunction and almost all types of heart disease including CAD, valvular disease, cardiomyopathy, hypertension, congenital heart disease, and pericardial disease induce diastolic dysfunction.

According to an article by Dr. Dalane W. Kitzman, MD and Dr. William C. Little, MD published in the February 14, 2012 issue of the Journal of the American Heart Association, diastolic performance is sensitive to nearly all of the common disease processes that affect cardiovascular function. The article indicates that left ventricular, or LV, diastolic function is impaired by all of the common disease processes that affect LV function or produce LV hypertrophy or fibrosis, including hypertension, diabetes, ischemia, myocarditis, toxins and infiltrative cardiomyopathies. LV diastolic dysfunction (“LVDD”) begins early in the heart disease process and continues to increase in severity as heart disease progresses. LVDD is now recognized as one of the earliest signs of heart disease and typical onset occurs when a patient is still asymptomatic. We believe that the early detection of diastolic dysfunction can be a clinically valuable marker for almost all forms of heart disease and age-related cardiac abnormalities that may otherwise be missed by current conventional ECG devices.

Product and Technology

The HeartSciences-developed cardiac dysfunction algorithm has been developed in response to the relatively recent understanding in cardiology that most forms of heart disease are associated with LV relaxation abnormalities and diastolic dysfunction. The MyoVista is a 12-lead resting ECG device featuring our proprietary algorithm designed to detect cardiac dysfunction in the diastolic phase, which is specifically slower than normal left ventricular relaxation rates, and incorporates echocardiographic measurement threshold adjustments for ≥ 60 year old patients in accordance with recent clinical findings and the American Society of Echocardiology Guidelines.

The MyoVista also includes the capabilities of a full-featured conventional 12-lead resting ECG including analysis using the Glasgow Algorithm, also known as the Glasgow ECG Interpretation Algorithm. Developed by the University of Glasgow in the United Kingdom, the 12-lead ECG Analysis Algorithm has been relied upon for more than 35 years and is a widely used resting ECG interpretive algorithm. The Glasgow Algorithm has been improved over the years and is licensed to us pursuant to a licensing agreement with The University Court of the University of Glasgow. Under this licensing agreement, we obtained a non-exclusive, worldwide license with automatic renewal provisions and the right to license: (i) software modules for an Android-based platform for the analysis of resting 12-lead electrocardiograms and (ii) all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista (the “Glasgow Licensing Agreement”).

In the MyoVista, the conventional ECG (including the Glasgow Algorithm) and our proprietary algorithm, designed to detect impaired left ventricular cardiac relaxation abnormalities, are combined as a single test with results presented separately. The MyoVista has a high-resolution touchscreen display and incorporates many intuitive features commonly associated with a tablet device.

MyoVista device with 1 lead view of signal processed waveform

Market Opportunity

Diagnostic Gap

We believe that the significant diagnostic gap in heart disease is early identification. Heart disease often remains asymptomatic for many years until it reaches an acute stage, at which point many patients have a heart attack or die without prior diagnosis of disease. For this reason, heart disease is often referred to as the “silent killer.” In 2012, the United States Preventative Services Task Force stated that there is no good evidence that an ECG helps physicians predict heart risks in people with no symptoms any better than traditional considerations such as smoking, blood pressure and cholesterol levels, acknowledging the diagnostic gap that currently exists.

According to the CDC, cardiovascular disease remains the largest cost for the U.S. healthcare system at approximately $219 billion per year. The cost of treating acute cardiac events and heart failure is especially high in comparison to preventative treatment. Governments, healthcare providers and third-party payors are focused on shifting the diagnosis and management of heart disease to earlier stages where better patient outcomes can be delivered at lower cost; however, to make substantial progress the existing diagnostic gap needs to be closed.

We believe that the scale of cardiac disease as well as changing demographics, growing ECG market, impetus to identify risks earlier through low-cost testing which is better able to detect heart disease at an early stage, along with the increasing number and type of health care settings creates a significant opportunity for a device such as the MyoVista.

Changing Demographics

Heart disease is most commonly found in individuals aged 65 and older with incidences of heart disease increasing at 65 years for men and 71.8 years for women. According to the Organization for Economic Co-operation and Development, advances in the field of medicine have led to an increase in life expectancy which, as of 2020, was estimated to average 77.3. years for a person in the U.S., up from 75.4 years in 1990. As life expectancy increases, the average age of the population is expected to increase. According to the U.S. Health and Human Services — Office of the Inspector General (the “HHS”), the population age 65 and older increased from 38.8 million in 2008 to 52.4 million in 2018 (a 35% increase) and is projected to reach 94.7 million by 2060. By 2030, more than 20 percent of U.S. residents are projected to be age 65 and over. Since heart disease is most commonly found in individuals aged 65 years and older, and that population pool is increasing, we believe there is a significant opportunity for a device such as the MyoVista as well as our AI-based algorithms that are designed to assist frontline physicians in the early detection of heart disease.

Growing ECG Market

The demand for electrocardiograph devices and related supplies known as electrodes is on the rise worldwide. Despite the limitations of the conventional ECG and healthcare guidance around the world that recommends against its use for screening, in the absence of a better alternative, the ECG remains a ubiquitous and widely used test throughout healthcare including non-cardiology settings. It is estimated that 1.5 million to 3.0 million ECGs are performed worldwide every day, making it one of the most commonly used cardiovascular diagnostic tests in healthcare and a fundamental tool in clinical practice. It is estimated that more than 100 million ECGs are performed each year in the United States. The 2019 National Ambulatory Medical Care Survey indicated that office-based patient care physicians, excluding anesthesiologists, radiologists and pathologists, ordered or provided 47 million ECG tests during office visits, and the 2020 National Hospital Ambulatory Medical Care Survey showed that during ambulatory care visits to hospital emergency departments, an additional 32 million ECG tests were ordered or performed by hospital emergency departments.

With the advent of advanced technology, ECG testing market research reports demonstrate that market growth in ECG devices and use is increasing. Precedence Research, a Canada/India based market research company recently released market research on the global electrocardiograph market for 2023, the market size is expected grow significantly from $10.93 billion in 2023 to $25.56 billion by 2032.

Impetus to Identify Risks Earlier for More Effective Low-Cost Testing

A key goal of the HHS is reducing healthcare costs. This places pressure on physicians and healthcare institutions to contain healthcare costs. Additionally, one of the key objectives of HHS’s Healthy People 2030, is to increase preventive care for people of all ages. We believe that efforts towards preventive care and maintenance will lead to more testing for high-risk individuals and patients who have existing cardiac conditions. This trend, we believe, in tandem with the push to shorten hospital stays, has created an impetus to identify pre-symptomatic patients at risk more effectively at the front-line physician or clinic level and to treat recovering cardiac patients through outpatient care and rehabilitation.

It is our belief that the MyoVista and our AI-based algorithms are positioned to respond to the global need for more effective, low-cost ECG testing that screens for heart disease.

Changing Nature of Healthcare Providers

The delivery of healthcare in the U.S. is evolving. Alternative treatment sites, such as retail clinics, concierge medicine, urgent care clinics and ambulatory surgical centers, deliver care from qualified providers in settings outside of emergency departments, hospitals or traditional physician offices. We expect this trend to accelerate the drive to provide more effective preventative care and represents a significant opportunity for the introduction of our AI-based algorithms that offer an enhanced ability to screen for heart disease.

Capitation Provides an Incentive to Identify Medicare Advantage Patients

Healthcare providers are paid either through fee-for-service or capitation. Fee-for-service is a payment model where services are unbundled and paid for separately. In health care, the fee-for-service payment model incentivizes physicians to provide more treatments because payment is dependent on the quantity, rather than quality, of care. Capitation is a payment arrangement that pays a physician or group of physicians a set amount for each enrolled person assigned to them, per period of time, whether or not that person seeks care. Under capitation, the amount of remuneration is based on the average expected healthcare utilization of that patient, with greater payment for patients with a significant history of medical problems.

Approximately 48% (approximately 28 million people) of those covered by Medicare according to CMS are enrolled in a Medicare Advantage plan. With respect to these patients, CMS pays capitation to healthcare providers. CMS uses risk adjustment to adjust capitation payments to health plans, either higher or lower, to account for the differences in the health costs of individuals with ailments such as heart failure, CAD, angina and valvular heart disease. Accordingly, under CMS guidelines, risk factor adjustments per patient will provide payment that is higher for sicker patients who have conditions where diagnosis codes are documented in the medical record as a result of a face-to-face visit. Therefore, there is a financial incentive to identify those Medicare Advantage patients who are sicker, including those who have undiagnosed ailments such as heart disease. We believe that undiagnosed heart disease represents a significant problem, and we believe insurance plans that have a high number of Medicare Advantage patients could be a target market for the MyoVista.

Market Strategy

General

Our objective is to make our AI-based ECG algorithms widely available to significantly improve front-line testing for heart disease. Our business model involves the capital sale of the MyoVista device, including its proprietary supplies (electrodes) for each test, as well as the revenue from the use of our AI-based algorithms. The algorithms are intended to be delivered either through the MyoVista hardware or through a cloud platform which will process electronic ECG files sent from non-MyoVista ECG devices to the cloud platform that contains the algorithms where the ECG records will be processed by HeartSciences algorithms and results returned to the physicians that ordered the tests. The electrode connection system of the MyoVista is patented which, together with our proprietary high-quality electrodes, facilitates high quality, stable ECG signal capture. New electrodes are needed for each test. Our proprietary electrodes, when purchased, would provide recurring per-test revenue for each MyoVista sold. In short, we do not expect to primarily rely on high initial device pricing and instead will seek to encourage the adoption of the MyoVista when possible and intend to focus on recurring revenue from electrode sales as well as use of HeartSciences’ AI-based algorithms.

Territories

Our initial sales focus will primarily be within the U.S. We intend to market our products in the U.S. using a direct sales force following FDA clearance. Outside of the U.S., for markets such as Europe and Latin America, we intend to utilize medical device distributors that have existing healthcare provider relationships and experience selling ECG devices, which will be supported by a small number of local field personnel.

Potential Markets

We believe that there is a large variety of potential markets for AI-based ECG algorithms with new diagnostic capabilities that are not currently available for ECG devices. Conventional ECGs are used throughout healthcare in almost every clinical setting including clinics, doctor’s offices, urgent care centers, and hospitals. We believe that, in many of those settings, the additional information provided by the AI-based ECG algorithms such as cardiac dysfunction which the MyoVista is designed to provide, in addition to the conventional ECG information provided, could be extremely valuable.

Our AI-based algorithms range of applications and potential uses are vast, and include providing:

•        Primary care — front-line cardiac testing/referral tool, heart disease screening.

•        Retail Healthcare — access to ECG testing at retail sites such as CVS, Walmart and Walgreens.

•        Emergency Departments — enhanced ECG testing for emergency room patients.

•        Cardiologists — prescreening cardiology patients.

•        Hospitals — in-patient testing or testing prior to discharge, particularly cardiac wards.

•        Surgery — pre-anesthesia testing, pre/post intervention.

•        Life Insurance testing — ECGs when required in connection with the issuance of life insurance policies.

•        Specialty Environments — screening for conditions such as, cardiomyopathy, cardiac oncology, drug trials, heart failure, and diabetes.

•        Athlete testing — cardiac screening programs for athletes.

Early Target Markets

Initially, our focus markets will include: cardiology; primary care providers that serve upper to middle income regions including concierge medicine providers; retail clinics; and insurers with high levels of Medicare Advantage patients. As additional algorithms obtain FDA clearance, HeartSciences will extend its sales efforts to clinics and physicians that will benefit the most from the specific AI-based algorithm.

Reimbursement

In addition to targeting the health care settings described above, a key element of our strategy is to ensure each algorithm qualifies for reimbursement from third-party payors such as CMS (Medicare payor). CPT codes are numbers assigned to each task or service provided by a healthcare provider including medical, surgical and diagnostic services. Insurers use the numbers to determine the procedure and the amount to pay a provider. The American Medical Association has already issued a temporary Current Procedural Terminology (CPT) Category III code for novel AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. This provides physicians and clinical institutions the ability to bill for HeartSciences algorithms that detect different types of heart dysfunction such as systolic and diastolic dysfunction. While we cannot be certain that these new codes will ultimately lead to the issuance of permanent CPT Category I codes, or that insurance coverage or payment can be obtained, if successful, this could potentially provide total reimbursement that is larger than reimbursement for conventional ECG devices, which, in turn, could provide MyoVista with a competitive advantage as compared to conventional ECG devices. The MyoVista device also includes conventional ECG testing capabilities and is expected to also qualify for Medicare reimbursement for existing ECG testing procedures with interpretation and report ranges from approximately $17 to $55 depending on the type of healthcare facility. These charges would go directly to the healthcare facility/physician.

Competition

The medical device industry is characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. There are many medical device companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to HeartSciences AI-based algorithms and MyoVista hardware. Competitors could include traditional ECG manufacturers such as GE Healthcare Technologies, Inc., (“GE Healthcare”), Koninklijke Philips N.V. (“Phillips”), Baxter International, Inc. (“Baxter”), and Nihon Kohden Corporation that may seek to innovate, and new commercial entrants to the AI ECG market, such as Anumana, Inc. or companies involved in AI healthcare, such as Tempus Labs, Inc. or VIZ.ai that also see the opportunity to bring innovation in a market that, we believe, has significant need for improved products and technology change.

Intellectual Property

Our technology is protected by a patent portfolio as well as trade secrets, which together comprise an important part of the intellectual property protection for our existing and licensed proprietary algorithms (especially when developing proprietary algorithms). We believe that the combination of patents and trade secrets creates valuable competitive barriers in favor of HeartSciences.

The USPTO has issued eight utility patents and one design patent to us. The patent expiration dates range from March 2031 to August 2040. We also have fourteen international design registrations and sixteen international utility patents granted (with expiration dates ranging from September 2036 to March 2037) in jurisdictions such as China, Japan, South Korea, the United Kingdom, France, Germany, Mexico and Australia. We currently have three patent allowances in Europe, United Arab Emirates and Brazil and also have additional pending patent applications in various jurisdictions.

In addition, we have entered into two agreements that are material to our rights to the intellectual property utilized in the MyoVista:

•        In January 2014, we entered into an invention assignment agreement under which certain specified MyoVista technology and proprietary and intellectual property rights thereto (including patents, copyright, trademarks, trade secrets and know-how) were transferred and assigned to us by the inventor; and

•        In December 2015, we entered the Glasgow Licensing Agreement with The University Court of the University of Glasgow under which we obtained a non-exclusive, worldwide license to software modules for an Android platform for analysis of resting 12-lead electrocardiograms and all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista.

Research and Development

The Company’s R&D staff designs our hardware, software and internally developed AI-based algorithms. Hardware development assistance is provided by outside consulting firms. The Company internally develops the signal processing software elements along with outside assistance. The user interface software of the MyoVista is designed by the Company along with the assistance of outside consultants. The data science work necessary to build the AI-based algorithms is performed both internally and externally using outside consultants.

Incorporation of all software elements into the MyoVista hardware is performed internally. We currently employ four full-time R&D staff.

We believe, based on our research and other published research, that further algorithms could be developed for a range of additional clinical indications. To accelerate HeartSciences’ route to market with additional algorithms we entered into multiple license agreements with Mount Sinai on September 20, 2023. Please see the section, “Agreements with Mount Sinai related to Commercialization of Multiple AI-based Cardiovascular ECG Algorithms developed by Mount Sinai” for additional information regarding these license agreements. Studies involving the use of the MyoVista and proof of concept algorithms for alternative clinical indications have already been published and there is a growing body of third-party published research in this field.

On November 29, 2022, we entered into a multi-year collaboration agreement with Rutgers, The State University of New Jersey, to develop additional AI-based ECG algorithms with our intention being to augment our product development pipeline for additional new ECG algorithms in the medium term. We believe that in the future the ECG will have significantly greater clinical value and will facilitate far more effective heart disease screening and referral as these AI-based ECG algorithms obtain regulatory approval.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens generally applicable to public companies. In particular, as an emerging growth company we:

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. Please see “Risk Factors — We are an ‘emerging growth company,’ and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the Common Stock less attractive to investors.”

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates (and are not otherwise eligible to be a smaller reporting company), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Certain of the reduced reporting requirements and exemptions available to us as an “emerging growth company” are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company so long as (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our second fiscal quarter. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

Going Concern

On July 18, 2023, our independent registered public accounting firm issued an opinion on our audited financial statements, included in our Annual Report on Form 10-K for the year ended April 30, 2023, that contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions raise substantial doubt about our ability to continue as a going concern.

Compliance with Nasdaq Listing Requirements

On December 21, 2022, we received notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), because our stockholders’ equity of $1,082,676 as reported in our Quarterly

Report on Form 10-Q for the period ended October 31, 2022 was below the required minimum of $2.5 million, and because, as of October 31, 2022, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On February 3, 2023, we submitted a plan to Nasdaq to regain compliance with the Minimum Stockholders’ Equity Requirement. On February 8, 2023, Nasdaq notified us that they have granted us an extension of up to 180 calendar days from December 21, 2022, i.e., through June 19, 2023, to regain compliance. On June 20, 2023, we received a delist determination letter from Nasdaq advising us that Nasdaq determined that we did not meet the terms of the extension by the June 19, 2023 deadline.

On June 27, 2023, we submitted a hearing request to the Nasdaq Hearing Panel (the “Panel”) to appeal the delisting determination. In response to our request for a hearing, on June 27, 2023, we received a letter from Nasdaq stating that its delisting action has been stayed, pending a final decision by the Panel and a hearing will be held on August 17, 2023.

On August 2, 2023, we received a letter from the Staff indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”). In accordance with Nasdaq listing rules, we have until January 29, 2024 to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance during this period, we may be eligible to seek an additional 180 calendar day compliance period if we meet the Nasdaq continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period.

We attended an August 17, 2023 hearing before the Panel, and requested the continued listing of our securities on the Nasdaq Capital Market pending our return to compliance with the Minimum Stockholder’s Equity Requirement and Minimum Bid Price Requirement.

On August 28, 2023, we received a decision from the Panel granting our request for continued listing on the Nasdaq Capital Market, subject to us demonstrating compliance with the Minimum Stockholders’ Equity Requirement on or before November 21, 2023, and certain other conditions. In addition, we have until January 29, 2024, to demonstrate compliance with the Minimum Bid Price Requirement.

Patents

In September 2023, we were issued a notice of patent allowance from the Brazilian Patent and Trademark Office and the United Arab Emirates Ministry of Economy covering MyoVista wavelet technology utilizing AI for early detection of heart disease.

Bridge Warrant Amendment No. 2

On February 3, 2023, we entered into a second amendment to the Bridge Warrants (as defined in the Glossary of Terms), which we refer to as the Bridge Warrant Amendment No. 2. The Bridge Warrant Amendment No. 2 amended the Bridge Warrants (as previously amended) by (i) lowering the exercise price of $4.25 for a period of ten (10) business days beginning February 3, 2023 and ending February 16, 2023 (the “Limited Period”), during which period the exercise price was set at $1.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Bridge Maximum Percentage (as defined in the Glossary of Terms), in lieu of delivery of shares of Common Stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants (as defined in the Glossary of Terms), with certain exercise price adjustment provisions removed.

Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA (as defined in the Glossary of Terms), which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, we issued 1,172,304 shares of Common Stock and a pre-funded warrant to purchase 150,000 shares of Common Stock (the “Remaining Pre-Funded Bridge Warrant”) pursuant to exercises of the Bridge Warrants and received approximately $1.3 million in proceeds from these exercises. At the end of the Limited Period, Bridge Warrants to purchase 298,667 shares of Common Stock (the “Remaining Bridge Warrants”) remained outstanding, with an exercise price of $4.25 per share, subject to adjustments as set forth in the Bridge Warrants.

Lincoln Park Purchase Agreement

On March 10, 2023, we entered into a Purchase Agreement (the “Lincoln Park Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which we have the right, but not the obligation, to sell to Lincoln Park up to $15,000,000 of Purchase Shares from time to time over a 36-month term beginning only after certain conditions set forth in the Lincoln Park Purchase Agreement have been satisfied, including that the registration statement registering the Purchase Shares for resale (the “Lincoln Park Registration Statement”) shall have been declared effective under the Securities Act, which we refer to as the Commencement Date. In accordance with the Lincoln Park Purchase Agreement, on March 13, 2023, we issued 100,000 shares of our Common Stock (the “Initial Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase the Purchase Shares under the Lincoln Park Purchase Agreement. At the time Lincoln Park’s purchases cumulatively reach an aggregate amount of $2,000,000 of Purchase Shares, in accordance with the Lincoln Park Purchase Agreement, we will issue an additional 62,500 shares of our Common Stock (the “Additional Commitment Shares”, and, together with the Initial Commitment Shares, the “Commitment Shares”) to Lincoln Park as consideration for such purchases.

Under applicable rules of Nasdaq, in no event may we issue or sell to Lincoln Park under the Lincoln Park Purchase Agreement shares of our Common Stock, including the Commitment Shares, in excess of 1,927,022 shares, which is equal to 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement (the “Exchange Cap”) unless (i) we obtain shareholder approval to issue shares of our Common Stock in excess of the Exchange Cap or (ii) the average price of all shares of Common Stock issued to Lincoln Park under the Lincoln Park Purchase Agreement equals or exceeds $1.16 per share (which represents the official closing price of our Common Stock on The Nasdaq Capital Market the day of signing of the Lincoln Park Purchase Agreement), such that the transactions contemplated by the Lincoln Park Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Lincoln Park Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Lincoln Park Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq. The Lincoln Park Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of Common Stock, which we refer to herein as the Beneficial Ownership Limitation.

Lincoln Park Registration Rights Agreement

Concurrently with entering into the Lincoln Park Purchase Agreement, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement pursuant to the Lincoln Park Registration Statement. On March 29, 2023, we filed with the SEC the Lincoln Park Registration Statement registering the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement, and the SEC declared the Lincoln Park Registration Statement effective on April 10, 2023.

As of October 10, 2023, we have issued 1,219,930 shares to Lincoln Park, including the Initial Commitment Shares, receiving gross proceeds of approximately $1.0 million.

Senior Unsecured Promissory Drawdown Loan Note

On September 7, 2023, we entered into a Senior Unsecured Promissory Drawdown Loan Note (the “MSW Note”) with Matthews Southwest Holdings, Inc. (the “Lender”). The MSW Note provides for an unsecured drawdown loan of up to $1,000,000, drawn in installments consisting of (i) $250,000 on or prior to September 8, 2023, (ii) $250,000 on or prior to September 20, 2023, and (iii) further drawdowns of up to $500,000 in such amounts and such times to be mutually agreed upon between us and the Lender.

In consideration of the MSW Note, we shall pay a facility fee to the Lender as follows:

•        Warrants to acquire 500,000 shares of Common Stock, exercisable at $1.00 per share, which shall be issued to the Lender upon the completion of the first drawdown;

•        Warrants to acquire 500,000 shares of Common Stock, exercisable at $1.25 per share, which shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants shall be issued to the Lender pro-rata based on further drawdowns up to $500,000; and

•        Warrants to acquire up to 500,000 shares of Common Stock, exercisable at $1.50 per share, of which 250,000 of such Warrants shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants to be issued to the Lender pro-rata based on further drawdowns up to $500,000.

As of October 10, 2023, we have drawn $0.5 million under the MSW Note and issued 1,000,000 Warrants to purchase Common Stock in lieu of a facility fee.

Equity Distribution Agreement

On September 18, 2023, we entered into an Equity Distribution Agreement (the “EDA”) with Maxim Group LLC as sales agent pursuant to which we may offer and sell up to $3.25 million of our shares of Common Stock in an at-the-market offering. The shares may be issued and sold from time to time through or to the placement agent acting as sales agent or principal pursuant to our shelf registration statement on Form S-3 (the “Shelf S-3”), as filed with the SEC on September 18, 2023. As part of the registration statement, we filed a preliminary prospectus with respect to the shares, and subsequently a final prospectus. Pursuant to General Instruction I.B.6 of Form S-3, we may not sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of its voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. The $3.25 million shares comprised of Common Stock that may be offered, issued and sold under the at the market offering prospectus is included in the $50 million of securities that may be offered, issued, and sold by us under the base prospectus of the Shelf S-3. The Shelf S-3 was declared effective by the SEC on September 28, 2023.

Agreements with Mount Sinai related to Commercialization of Multiple AI-based Cardiovascular ECG Algorithms developed by Mount Sinai

On September 20, 2023, we entered into the License Agreements, each of which are subject to certain financing requirement conditions (as further described below), for the purpose of acquiring certain rights related to intellectual property developed by Mount Sinai. We will use these rights to focus on commercialization efforts of the licensed cardiovascular AI-based ECG algorithms developed by Mount Sinai. Commercialization will include efforts related to pursuing FDA clearance and European regulatory approval as well as ongoing sales efforts once an algorithm achieves regulatory clearance. The License Agreements include a total of eleven (11) license agreements for Mount Sinai developed intellectual property, a memorandum of understanding between HeartSciences and Mount Sinai for on-going cooperation, collaboration, and data access as well as a Securities Purchase Agreement (as defined below) required to secure the rights related to the License Agreements.

Intellectual Property Description

Mount Sinai has a clinical database with millions of patients’ ECG records for the use of building AI-based electrocardiography (ECG) algorithms. The database includes clinical, as well as diagnostic imaging information related to many types of cardiovascular diseases. This has enabled its researchers to develop a range of AI-based ECG algorithms using state-of-the art data science development methods including the use of cutting-edge vision transformers (ViT).

We have entered into the License Agreements which covers certain usage rights to Mount Sinai’s AI-based ECG algorithms, technology and patents in the field of screening for, or diagnosis of, certain cardiovascular diseases using electrocardiogram ECG data. The following License Agreements provide for worldwide rights to the ECG algorithms and all but two of the ECG algorithms provide for exclusive rights to the algorithms:

•        Deep learning ECG algorithms to derive Left Ventricular Ejection measures and detect Right Ventricular dysfunction;

•        Deep Learning ECG algorithm to detect Pulmonary Embolism;

•        Deep Learning ECG algorithms to predict right ventricle size and right ventricle systolic function;

•        Deep Learning ECG algorithm to Predict Premature Ventricular Contraction (PVC) related cardiomyopathy;

•        Deep learning ECG algorithm to identify left heart valvular dysfunction — mitral regurgitation- (nonexclusive);

•        Deep learning ECG algorithm to identify left heart valvular dysfunction — aortic stenosis (nonexclusive);

•        Electrocardiogram deep learning interpretability toolbox;

•        HeartBEiT Vision Transformer development platform;

•        Vision Transformer based ECG algorithm to derive Left Ventricular Ejection Fraction;

•        Vision Transformer based ECG algorithm to detection elevated ST segment; and

•        Vision Transformer based ECG algorithm to detect Hypertrophic Cardiomyopathy.

Financing Requirement Conditions

The closing of the transactions contemplated under the Securities Purchase Agreement (the “MTS Transaction”), dated as of September 20, 2023 (the “Securities Purchase Agreement”), by and between us and Mount Sinai, is subject to the satisfaction or waiver of certain conditions, that we must complete financings in which we receive gross proceeds of at least $5,000,000 (the “Financing Requirement”) prior to December 31, 2023 (the “Closing Date”). The License Agreements we have entered in connection with the Securities Purchase Agreement may be terminated by Mount Sinai if we have not received aggregate gross total proceeds of at least $10,000,000 in qualified financing transactions by June 30, 2024 (the “Additional Financing Requirement”).

Pursuant to the Securities Purchase Agreement, and upon the completion of this offering, the Company will issue Mount Sinai, within two days:

•        3,331,694 shares of Common Stock following this offering (the “Consideration Shares”); such that Mount Sinai will hold 15% of the then-issued and outstanding shares of Common Stock, following the completion of this offering, which are subject to a 9.99% beneficial ownership limitation (the “Beneficial Ownership Limitation”);

•        pre-funded warrants to purchase up to 775,070 shares of Common Stock, with an exercise price per share of $0.00001, which warrants, if any, shall be issued in lieu of the Consideration Shares to ensure that the number of shares of Common Stock held by Mount Sinai does not exceed the Beneficial Ownership Limitation (the “MTS Pre-Funded Warrants”); and

•        Common stock warrants to purchase up to 914,148 shares of Common Stock, having an exercise price per share equal to $0.5060, which warrants shall be exercisable immediately upon (x) completion of any financing of at least $10,000,000 raised by the Company (the “Additional Financing”) from the period commencing August 1, 2023 and ending on or prior to June 30, 2024 or (y) waiver by Mount Sinai of the Company’s requirement to complete the Additional Financing (the “MTS Warrants” and collectively with the Consideration Shares and the MTS Pre-Funded Warrants, the “MTS Securities”).

Registration rights related to the MTS Securities provide that on or prior to the date of one hundred and fifty days (150) days after the closing date, we shall prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering the resale under the Securities Act of the MTS Securities issued to Mount Sinai, subject to any limitations imposed by the Nasdaq Rules.

Mount Sinai Licensed Algorithms Development Methods

The application of AI to the ECG, is playing an increasingly important role in patient screening, diagnosis, and management.

As larger rich clinical data sets become available, more sophisticated AI-based algorithms are being developed and delivering improved diagnostic performance. Improved data sciences methods such as convolutional neural networking (“CNNs”) and recently emerged vision transformer (“ViT”) methods allow for developing algorithms to diagnose heart disease conditions that were not possible in the past. Some examples include detection of left ventricle systolic dysfunction, right ventricle dysfunction, hypertrophic cardiomyopathy and valvular heart disease through low-cost ECG testing.

Mount Sinai is one of few nationally recognized cardiology institutions available that has created clinical records data sets greater than five million. They have used these extremely large ECG clinical data sets to develop innovative AI-based ECG algorithms using state-of-the art data science methods. The Mount Sinai algorithms were developed using methods such as CNNs as well as state-of-the-art ViT methods. HeartSciences has secured license agreements for 13 of Mount Sinai-developed AI-based ECG algorithms. Below are examples of algorithms HeartSciences believes to have important clinical value and significant commercial potential:

•        Left Ventricle Ejection Fraction <40%

•        Left Ventricle Ejection Fraction >50%

•        Right Ventricle Dysfunction

•        Pulmonary Embolism

•        LV Mitral Valve Regurgitation

•        LV Aortic Valve Stenosis

•        Hypertrophic Cardiomyopathy

Upon the completion of the Offering, HeartSciences intends to conduct an expedited in-depth analysis to determine which of the ECG algorithms provide the best combination of clinical performance along with strong commercialization opportunity. HeartSciences also expects to increase internal data science staff to ensure the ability to respond to any data science needs related to fine tuning some of the existing algorithms if needed for optimal sensitivity/specificity performance.

Regulatory Approval

HeartSciences intends to work quickly to obtain regulatory approval on a number of key algorithms. This will require increased regulatory staff to support expedited regulatory submissions to the FDA for clearance and European regulatory approval. HeartSciences will use recruiting services that are specialized in finding and recruiting qualified candidates. Upon satisfying the Financing Requirement contemplated by the License Agreements, Mount Sinai will become a significant shareholder in the Company. Our anticipated commercialization efforts will initially focus on achieving FDA clearance and European CE Mark regulatory approval.

Algorithm Delivery Platforms

HeartSciences intends to make the algorithms available worldwide on an ECG hardware agnostic basis through the use of Health Insurance Portability and Accountability Act (HIPAA) and European General Data Protection Regulation (GDPR) compliant cybersecure cloud-based environment. Clinical institutions will be able to upload ECGs from anywhere and have the algorithm diagnostic results returned to them electronically. HeartSciences has identified software contractors that have developed ECG cloud environments in the past and are available to assist with design and development of a cloud environment that will meet these requirements. HeartSciences also intends to make multiple of these algorithms available on its MyoVista hardware platform. As the licensed algorithms have been developed with advanced data science methods using extremely large datasets, many of the advanced algorithms will require significant computing power. HeartSciences will need to test each algorithm to determine which one may be made available on the MyoVista hardware platform and may also need to upgrade the hardware platform of the MyoVista to increase hardware performance.

U.S. Commercialization Strategy

Sales staffing requirements due to the additional Mount Sinai algorithms will not initially change as these algorithms require regulatory approvals and approvals will most likely be staggered over time. Sales efficiencies should actually improve since sales access to existing customers that have already adopted the use of one algorithm is easier and the technical ECG upload processes of using the cloud-based algorithms is the same for all cloud-based algorithms. The algorithms will also be used in many of the same front-line clinical environments. The algorithms will be used in front-line clinical pathways as ECGs are used today but provide improved ECG testing for a more efficient patient referral process by detecting patients earlier that need to have image-based cardiology testing. The improved referral process can reduce healthcare costs while improving patient care by improving early detection of heart disease while reducing patient referrals for testing not needed on patients that could not effectively be tested through older conventional ECG testing.

HeartSciences believes there is a significant opportunity to partner with both pharmaceutical and medical device companies that would benefit from improved ECG testing for heart diseases related to their drug treatments or medical devices, for example partnering with a heart valve replacement provider to accelerate sales efforts by increasing the use of a new ECG algorithm to detect valvular disease. This would lower the cost of initial sales efforts by partially funding HeartSciences sales efforts.

Revenue Model related to Reimbursement and Algorithm Use

Insurers and payors such as CMS (Medicare) use payment codes to determine the procedure and the amount to pay providers (physicians and clinical institutions). The American Medical Association (AMA) has already issued a temporary Current Procedural Terminology (CPT) Category III code for AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. This provides physicians and clinical institutions with the ability to bill for multiple licensed algorithms which would allow clinical institutions to bill payors for use of many of the algorithms as they obtain regulatory approval. While we cannot be certain that these new codes will ultimately lead to the issuance of permanent CPT Category I codes, or that insurance coverage or payment can be obtained, if either are successful this will assist with adoption of the AI-based algorithms. As further algorithms are made commercially available via the MyoVista or cloud-based platform we would expect to adopt revenue models based on algorithm usage and/or recurring subscriptions.

Significant Early European Opportunity

HeartSciences sees significant additional commercial opportunities in Europe based on HeartSciences ongoing engagement with European based key opinion leaders (KOLs). Due to the pandemic and a chronic lack of funding, many European national health systems are suffering from cardiology diagnostic backlogs that are up to one year for most types of diagnostic imaging. Today there is not an effective low-cost method to prioritize these patient backlogs. This has led to an increase in adverse cardiovascular events for patients suffering these increased waiting periods.

Below are excerpts from recent articles related to chronic backlog issues in multiple European national health systems.

Telegraph.co.uk August 2023 Titled “It’s not just the NHS: health services are imploding all over Europe” UK NHS (UK National Health Service) waiting list in the UK stood at 2.3 million in 2009 but by early 2020 had increased to 4.3 million. Today, the figure is about 7 million — equivalent to more than a tenth of the population. Overall, survey company Eurofound reported that more than one in five people in EU countries had foregone medical care, including examinations and treatments, during the first year of the pandemic — with a similar number reporting they still had unmet needs in spring 2022.

“We know that we’ve almost certainly missed a lot of serious illness during the pandemic,” says Anita Charlesworth, director of research at the Health Foundation and a former top civil servant. “And being able to have a timely diagnosis is really important. Early diagnosis tends to be associated with better outcomes and it tends to mean that you need less complex healthcare intervention, which is more costly in the end. “So early detection and diagnosis is in the patient’s interest and it’s also in the taxpayer’s interests.”

WHO March 2023 titled “The health workforce crisis in Europe is no longer a looming threat — it is here and now.”

European Region, …national health systems are struggling to keep up with the rising demand for health care, exacerbated by service backlogs caused by the COVID-19 pandemic, rising expectations from patients and the health risks posed by climate change and emergencies.

New York Times July 16, 2023 “National Treasure, Tarnished: Can Britain Fix Its Health Service?”

Cardiovascular-related fatalities, which can be linked to delays in treatment, were up particularly sharply, according to Stuart McDonald, an expert on mortality data at LCP, a London-based pension and investment advisory firm.

These chronic issues have many national health systems in Europe seeking more effective low-cost methods to assist with prioritizing and reducing the backlog through improved low-cost testing. Due to typically shorter regulatory review periods for European regulatory submissions as compared to FDA review periods HeartSciences feels there will be significant commercial opportunities early-on in Europe.

Corporate Information

We are a Texas corporation based in Southlake, Texas and were incorporated in Texas in August 2007. Our principal executive offices are located at 550 Reserve Street, Suite 360, Southlake TX 76092. Our telephone number is 682-237-7781. We are doing business under an assumed name, HeartSciences. Our website address is www.heartsciences.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of Common Stock offered by us	Up to 19,047,619 shares of Common Stock.
Placement agent warrants

We have agreed to issue to the placement agent or its designees placement agent warrants to purchase up to a number of shares of Common Stock equal to 4.0% of the aggregate number of shares of our Common Stock sold in this offering, at an exercise price equal to 110% of the public offering price per share. The placement agent warrants will be exercisable, in whole or in part, commencing on the six-month anniversary of the date of this prospectus and will expire five years from such date.

Common Stock outstanding after this offering(1)

33,350,293 shares of Common Stock (assuming the sale of all shares of Common Stock offered hereby, at an assumed public offering price of $0.42 per share, the closing sale price of our shares of Common Stock on the Nasdaq Capital Market on October 10, 2023).

Use of proceeds

We expect to receive net proceeds from this offering of approximately $7.1 million (assuming the sale of all securities offered hereby, at an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for costs directly related to obtaining FDA clearance for the MyoVista, commercially developing the Mount Sinai Licenses, for R&D, working capital and general corporate purposes, including personnel costs, capital expenditures, interest and debt repayments and the costs of operating as a public company. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash, but we will not receive any proceeds from any sale of the shares of our Common Stock underlying the placement agent warrants. See “Use of Proceeds” on page 34 of this prospectus.

Lock-up agreements

We have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until seventy-five (75) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our securities for a period from the date of this prospectus to six months from the final closing date without the prior written consent of the placement agent. See “Plan of Distribution — Lock-up Agreements.”

Transfer agent, warrant agent and registrar	The transfer agent and registrar for our Common Stock is EQ - Equiniti Trust Company, LLC.
Nasdaq symbol and trading	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HSCS”.

Risk factors

Investment in our shares of our Common Stock involves substantial risks. You should read this prospectus carefully, including the section entitled “Risk Factors” in this prospectus and the financial statements and the related notes to those statements included in this prospectus, before investing in our securities.

Reasonable best efforts

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 65 of this prospectus.

____________

(1)      Shares of Common Stock that will be outstanding after this offering as shown above are based on 10,970,980 shares of Common Stock outstanding as of October 10, 2023, and excludes the following as of such date:

•        1,865,452 shares of Common Stock issuable upon conversion of the 380,440 shares of issued and outstanding Series C Preferred Stock;

•        1,634,907 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 360,857 have vested;

•        2,500,000 shares of our Common Stock pursuant to our 2023 Equity Incentive Plan (as amended, the “2023 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 931,500 shares of Common Stock are underlying outstanding awards under the 2023 Plan as of October 10, 2023;

•        512,636 shares of Common Stock issuable upon exercise of the Investor Warrants, the $1M Lender Warrants and the $1.5M Lender Warrants;

•        1,000,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the MSW Note;

•        298,667 shares of Common Stock issuable upon exercise of the Remaining Bridge Warrants;

•        1,725,000 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        105,000 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        150,000 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Bridge Warrant;

•        644,592 shares that may still be issued and/or sold under the Lincoln Park Purchase Agreement based on 1,927,000 shares, which is the current maximum number of shares that may be issued and/or sold under the Lincoln Park Purchase Agreement based on the price of $1.16 per share (which represents the official closing price of our Common Stock on Nasdaq the day of signing of the Lincoln Park Purchase Agreement); and

•        the shares of our Common Stock underlying the placement agent warrants.

This number of shares of our Common Stock also excludes shares issuable pursuant to antidilution provisions of the Series C Preferred Stock set forth in the Certificate of Designations at the time of conversion.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information included in this prospectus as well as the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2023 incorporated by reference into this prospectus, before making a decision to invest in our Securities. Our business, results of operations, financial condition and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, platform, reputation, brand, results of operations, financial condition and prospects could be materially and adversely affected. In such event, the market price of our Securities could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an opinion on our audited financial statements incorporated by reference into this registration statement that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may have a material adverse effect on our share price and our ability to raise new capital (whether it is through the issuance of equity or debt securities or otherwise), enter into critical contractual relations with third parties and otherwise execute our business objectives. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock and IPO Warrants are currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On December 21, 2022, we received notice from the Staff of Nasdaq indicating that we were not in compliance with the Minimum Stockholders’ Equity Requirement, because our stockholders’ equity of $1,082,676 as reported in our Quarterly Report on Form 10-Q for the period ended October 31, 2022 was below the required minimum of $2.5 million, and because, as of October 31, 2022, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On February 3, 2023, we submitted to Nasdaq a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. On February 8, 2023, Nasdaq notified us that they have granted us an extension of up to 180 calendar days from December 21, 2022, or through June 19, 2023, to regain compliance. On June 20, 2023, we received a delist determination letter from Nasdaq advising us that Nasdaq determined that we did not meet the terms of the extension by the June 19, 2023 deadline.

On June 27, 2023, we submitted a hearing request to the Panel to appeal the delisting determination. In response to our request for a hearing, on June 27, 2023, we received a letter from Nasdaq stating that its delisting action has been stayed, pending a final decision by the Panel and a hearing will be held on August 17, 2023.

On August 2, 2023, we received a letter from the Staff of Nasdaq indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we no longer met the requirement to maintain the Minimum Bid Price Requirement. In accordance with Nasdaq listing rules, we have until January 29, 2024 to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance during this period, we may be eligible to seek an additional 180 calendar day compliance period if we meet the Nasdaq continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period.

The Company attended an August 17, 2023 hearing before the Panel, and requested the continued listing of its securities on the Nasdaq Capital Market pending its return to compliance with the Minimum Stockholder’s Equity Requirement and Minimum Bid Price Requirement.

On August 28, 2023, the Company received a decision from the Panel granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Minimum Stockholders’ Equity Requirement on or before November 21, 2023, and certain other conditions. In addition, the Company has until January 29, 2024, to demonstrate compliance with the Minimum Bid Price Requirement.

There can be no assurances that we will be able to regain compliance with the Minimum Stockholders’ Equity Requirement and the Minimum Bid Price Requirement, or if we do regain compliance with the Minimum Stockholders’ Equity Requirement and the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements in the future. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock and IPO Warrants will be delisted from Nasdaq.

In the event that our Common Stock and IPO Warrants are delisted from Nasdaq, as a result of our failure to comply with the Minimum Stockholders’ Equity Requirement or the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Risks Related to the Ownership of Our Securities and this Offering

Our Common Stock may trade at a price below the price you paid and may be difficult for you to sell the Common Stock you purchase.

Although our Common Stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, an active trading market for our Common Stock may not be achieved or sustained. It may be difficult for you to sell your Common Stock without depressing the market price for the Common Stock or at all. Consequently, you may not be able to sell your Common Stock at or above the price you paid, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional shares of Common Stock and it also may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration. Prior to the IPO, there was not a public trading market for shares of our Common Stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how active and liquid that market may become. If an active and liquid trading market does not develop or continue, you may have difficulty selling your Common Stock at an attractive price or at all. The initial public offering price per share of Common Stock in the IPO was determined by agreement between us and the representative of the underwriters and may not be indicative of the price at which shares of our Common Stock will trade in the public market in the future. The market price of our Common Stock may decline below the price you paid, and you may not be able to sell your Common Stock at or above the price you paid, or at all.

The market price of our Common Stock has been and may continue to be highly volatile, and you could lose all or part of your investment.

Since our IPO the highest and lowest price of our Common Stock has been $6.00 and $0.30, respectively. The market price of our Common Stock is likely to continue to be volatile, which may prevent you from being able to sell your Common Stock at or above the price you paid for your shares. This volatility could be the result of a variety of factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        changes in our financial or operational estimates or projections;

•        our ability to implement our operational plans;

•        termination of lock-up agreements or other restrictions on the ability of our shareholders to sell shares;

•        changes in the economic performance or market valuations of companies similar to ours;

•        general economic or political conditions in the U.S. or elsewhere; and

•        other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, the stock market in general, and the stock of publicly-traded medical device companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance, and we have little or no control over these factors.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of the shares of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of the shares of our Common Stock to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

This is a best efforts offering, no minimum amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities being offered in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. There is no required minimum number of Securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

If you purchase our securities being sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Stock being offered in this offering may be higher than the net tangible book value per share of the outstanding shares of our Common Stock prior to this offering. Assuming the sale of all Securities offered hereby, based on an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023, for aggregate net proceeds of approximately $7.1 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.16 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding preferred stock or convertible notes are converted or outstanding stock options or warrants (including placement agent warrants) are exercised, there will be further dilution to new investors.

Future sales of a substantial number of shares of our Common Stock by our existing shareholders in addition to the shares offered by this prospectus could cause our stock price to decline.

As of October 10, 2023, there were 10,970,980 shares of our Common Stock outstanding. In addition, as of October 10, 2023 there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 1,865,452 shares of Common Stock and options and warrants exercisable for 5,426,210 shares of our Common Stock. Additional shares will be eligible for sale in the public market upon expiration of the remaining unexpired lock-up agreements entered into in connection with the IPO. Subject to any applicable lock-up agreements, pursuant to Rule 144 under the Securities Act as in effect on the date hereof, or Rule 144, a person who holds restricted shares of Common Stock (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of shares of our Common Stock, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. It is conceivable that following the holding period, many shareholders may wish to sell some or all of their shares. If our shareholders or the holder of our placement agent warrants upon the exercise of such warrants sell substantial amounts of our Common Stock in the public market at the same time, the market price of our Common Stock could decrease significantly due to an imbalance in the supply and demand of our Common Stock. Even if they do not actually sell the Common Stock, the perception in the public market that our shareholders or the holder of our placement agent warrants upon the exercise of such warrants might sell significant Common Stock could also depress the market price of our Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they publish negative reports regarding our business or our securities, our share price and trading volume could decline.

The trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the Common Stock, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Common Stock or trading volume to decline.

We will need additional capital beyond the capital raised in this offering, and the sale of additional shares of the Common Stock or equity or debt securities could result in additional dilution to our shareholders.

Although the proceeds of the sale of shares of our Common Stock to Lincoln Park, if any, and the net proceeds from this offering are anticipated to be sufficient to achieve FDA clearance, which would allow us to market the MyoVista in the United States, there is no assurance that this would be the case and further funding may be required. We will need to raise additional capital beyond the capital raised in the IPO and from the sale of shares to Lincoln Park in order to support the sales launch of the MyoVista into the U.S., provide working capital and support further

R&D. Such additional capital may be raised through a combination of private and public equity offerings, debt financings and collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of our Common Stock, equity and/or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our Common Stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, without prior approval, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development, sales launch or marketing efforts or grant rights to develop and market product that we would otherwise prefer to develop and market ourselves.

We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

Prior to the completion of the IPO, we had been a private company with limited accounting personnel to adequately execute our accounting processes and limited supervisory resources with which to address our internal control over financial reporting. While a private company, we had not designed or maintained an effective control environment as required of public companies under the rules and regulations of the SEC. Management and our independent registered public accounting firm, Haskell & White LLP, identified several material weaknesses in our internal control over financial reporting in connection with our preparation and the audits of our financial statements for Fiscal 2023 and Fiscal 2022.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financing reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we and our independent registered public accounting firms identified are listed below:

•        lack of proper approval processes and review of processes and documentation for such reviews;

•        we did not maintain sufficient U.S. GAAP and SEC accounting resources commensurate with those required of a public company; and

•        insufficient number of staff to maintain optimal segregation of duties and levels of oversight.

These material weaknesses resulted in adjustments to our prior year financial statements primarily related to equity accounts, accruals, and inventory and could result in a misstatement of any account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

We have taken and continue to take remedial steps to improve our internal controls over financial reporting, which includes hiring additional accounting and financial reporting personnel and implementing additional policies, procedures, and controls. We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. Management is monitoring the effectiveness of these and other processes, procedures and controls and will make any further changes deemed appropriate. Management believes the foregoing actions will effectively remediate the material weaknesses, however, our material weaknesses will not be considered remediated until controls are in place for a period of time, the controls are tested, and management concludes that the controls are properly designed and operating effectively. As a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could continue to be a reasonable possibility that these control deficiencies or others would result in a material misstatement of our annual or interim consolidated financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

Our independent registered public accounting firm was not required to perform an evaluation of our internal control over financial reporting as of either April 30, 2023 or April 30, 2022 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting in the future as required by reporting requirements under Section 404 of the Sarbanes-Oxley Act.

If we are unable to successfully remediate the existing material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting, and our stock price, may be adversely affected and we may be unable to maintain compliance with the applicable stock exchange listing requirements. Implementing any appropriate changes to our internal controls may divert the attention of our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are adequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our services to new and existing customers.

Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without shareholder approval.

Our amended and restated certificate of formation (the “Certificate of Formation”) authorizes our Board of Directors, without the approval of our shareholders, to issue shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Certificate of Formation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, privileges and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our Common Stock, which may reduce its value.

As of October 10, 2023, our principal shareholders, officers and directors beneficially owned approximately 26.2% of our Common Stock. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of October 10, 2023, our principal shareholders, officers and directors beneficially owned approximately 26.2% of the outstanding shares of our Common Stock. Immediately following the completion of this offering and the assumed closing of the Mount Sinai Transaction, our principal shareholders (which shall thereafter include Mount Sinai), officers and directors will beneficially own approximately 17.8% of the outstanding shares of our Common Stock (assuming the sale of all shares of Common Stock offered hereby, at an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), including shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock. This significant concentration of share ownership may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders. For more information regarding the beneficial ownership of such principal shareholders, officers and directors, see “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.”

We have incurred and will continue to incur significant costs as a result of the listing of our securities for trading on Nasdaq. As a public company in the U.S., our management is required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. requirements.

Upon the listing of securities on Nasdaq, we became a publicly traded company in the United States and as such, we are incurring significant accounting, legal and other expenses that we did not incur before the IPO. We also are incurring costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to continue to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified people to serve on our Board of Directors, any committees of our Board of Directors, or as executive officers.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the Common Stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to shareholders of such companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have opted to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jobs Act.

Anti-takeover provisions could make a third-party acquisition of us difficult.

Our Certificate of Formation and amended and restated bylaws (“Bylaws”) eliminate the ability of shareholders to take action by less than unanimous written consent. This provision could make it more difficult for a third party to acquire us without the approval of our board. In addition, the Texas Business Organizations Code, or the TBOC, also contains certain provisions that could make an acquisition by a third-party more difficult.

Provisions of the IPO Warrants, the Remaining Bridge Warrants and our Series C Preferred Stock could discourage an acquisition of us by a third party.

In addition to the provisions of our Certificate of Formation and Bylaws, certain provisions of the IPO Warrants, the Remaining Bridge Warrants and the Series C Preferred Stock could make it more difficult or expensive for a third party to acquire us. The terms of the IPO Warrants, the Remaining Bridge Warrants and the

Series C Preferred Stock prohibit us from engaging in certain transactions constituting “fundamental transactions” or a “Deemed Liquidation Event”, unless, among other things, the surviving entity assumes our obligations under the IPO Warrants, the Remaining Bridge Warrants or the Series C Preferred Stock. These and other provisions of the IPO Warrants, the Remaining Bridge Warrants or the Series C Preferred Stock could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our shares Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our shares of Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares of Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our shares of Common Stock is less than $5.00, our shares of Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares of Common Stock, and therefore shareholders may have difficulty selling their shares of Common Stock.

We have never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have neither declared nor paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Common Stock as a source for any future dividend income. Our Board of Directors has complete discretion as to when or whether to distribute dividends. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors.

Risks Related to Our License Agreements with Mount Sinai

We may not ultimately receive the Licenses from Mount Sinai since the issuance of the Licenses is subject to the Company raising at least $5,000,000 in gross proceeds from one or more financings prior to December 31, 2023, and further, at least $10,000,000 in gross proceeds from one or more financings raised prior to June 30, 2024.

The issuance of the Licenses from Mount Sinai is subject to a condition which mandates that we raise a minimum of $5,000,000 in gross proceeds from a financing or a series of financings between the period of August 1, 2023 and prior to December 31, 2023. Moreover, even if the $5,000,000 threshold is met, we must raise an aggregate of $10,000,000 prior to June 30, 2024 (inclusive of the $5,000,000), otherwise Mount Sinai may terminate the

License Agreements. Failure to meet one or both of the financing thresholds within the stipulated time frames may result in the denial of the Licenses being issued and termination of our License Agreements with Mount Sinai. This condition presents a significant risk to our business, as our ability to meet the fundraising target may be influenced by various factors, including market conditions, investor sentiment, and economic uncertainties. If we are unable to secure the necessary capital within the specified timeframe, we may be unable to obtain the Licenses, which could materially impact our ability to operate and generate revenue, potentially leading to a loss of business opportunities and financial harm to our company and shareholders.

As a result of the Mount Sinai Transaction, our shareholders will suffer immediate and substantial dilution.

Because of the issuance of shares of Common Stock, common stock warrants and pre-funded warrants to Mount Sinai, our stockholders may experience significant dilution of their ownership interests. Furthermore, if the License Agreements are terminated by Mount Sinai after we have satisfied the Financing Requirement but ultimately fail to meet the Additional Financing Requirement, Mount Sinai will have the right to retain the securities issued or issuable to them under the Securities Purchase Agreement at its own discretion, which represent 15% of the then-issued and outstanding shares of our Common Stock. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

We are highly dependent on the Licenses, the termination of which may prevent us from commercializing our products, and which imposes significant obligations on us.

We are highly dependent on the intellectual property licensed from Mount Sinai, pursuant to which we aim to incorporate the licensed technology for use and development in our MyoVista products. Other products or services we may develop also may rely on the same technology. In the event that we fail to use no less than commercially reasonable efforts to develop and commercialize the licensed products in their respective field of use as soon as reasonably practicable, and we do not cure such breach within the applicable time period, Mount Sinai could terminate the Licenses. Any termination of the Licenses resulting in the loss of the licensed rights would prevent us from marketing and selling our anticipated MyoVista products and any other products or services we may develop based on such underlying licensed technology. Any termination of the exclusivity of the license, in those cases where applicable, could damage our competitive position within the marketplace.

Furthermore, the License Agreements impose significant obligations on us. We will be required to pay Mount Sinai royalties in low-single digit percentages of annual net sales of licensed products sold by the Company and a share of any sublicense revenue received by the Company from sublicensees of the licensed products as well as achieve the milestones prescribed by the License Agreements and Securities Purchase Agreement.

Our future financial performance will depend in part on the successful integration, improvement and software updates from the Mount Sinai algorithms.

Our future financial performance will depend in part on our ability to influence, anticipate, identify and respond to changing consumer preferences and needs and the technologies relating to the care and treatment of heart disease. We can provide no assurances that the Mount Sinai algorithms and products will be successfully integrated, achieve significant commercial success and gain meaningful market share. We may not correctly anticipate or identify trends in consumer preferences or needs or may identify them later than competitors do. In addition, difficulties in manufacturing or in obtaining regulatory approvals due to integrating the Mount Sinai algorithms or providing a cloud-based environment to host the algorithms may delay or prohibit our algorithm-based product offerings from completing the development process. Further, we may not be able to develop improvements and software updates to our “EKG” product at a cost that allows us to meet our goals for profitability. Service costs relating to our product may be greater than anticipated and we may be required to devote significant resources to address any quality issues associated with our product.

Failure to successfully introduce, improve or update our products on a cost-effective basis, or delays in customer decisions related to the evaluation of our products could cause us to lose market acceptance and could materially adversely affect our business, financial condition and results of operations.

Our future success depends on our ability to develop, receive regulatory clearance or approval for, and introduce the algorithms underlying the Mount Sinai Licenses to the market in a timely manner. If we do not obtain and maintain the regulatory registrations and clearances for the algorithms, we will be unable to market and sell the MyoVista utilizing the Licenses in the United States, Europe or other regions.

In the United States, before we can market a new medical device, or a new use of, new claim for or significant modification to, an existing product, we must first receive either approval of a Premarket Approval Application, or PMA, clearance under Section 510(k), or be granted a De Novo classification, in accordance with the Federal Food, Drug, and Cosmetic Act, or the FDCA. For additional information on the PMA or the De Novo classification processes, see “Business — FDA and Other Government Regulation.”

The FDA can delay, limit or deny clearance or approval of a medical device for many reasons, including:

•        we may not be able to demonstrate to the FDA’s satisfaction that the algorithms underlying the Mount Sinai Licenses are safe and effective for its intended use;

•        the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and

•        the manufacturing process or facilities we use or contract to use may not meet applicable requirements.

Sales of our device outside of the United States and the EEA are also subject to foreign regulatory requirements that vary widely from country to country. Approval procedures vary among countries and can involve additional testing. Complying with foreign regulatory requirements, including obtaining registrations, clearances or approvals, can be expensive and time-consuming, and we may not receive regulatory clearances or approvals in each country in which we plan to market our device, or we may be unable to do so on a timely basis. If we modify our device, we may need to apply for additional regulatory clearances or approvals before we are permitted to sell the modified device. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable device in that country.

Regulatory clearance or approval by the FDA does not ensure registration, clearance or approval by regulatory authorities in other countries, and registration, clearance or approval by one or more foreign regulatory authorities does not ensure registration, clearance or approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining registration or regulatory clearance or approval in one country may have a negative effect on the regulatory process in others.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Securities offered in this offering will be approximately $7.1 million (assuming the sale of all Securities offered hereby, based on an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023, and after deducting placement agent fees and estimated offering expenses payable by us). However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash, but we will not receive any proceeds from any sale of the shares of our Common Stock underlying the placement agent warrants.

As of the date of this prospectus, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds from this offering for costs directly related to obtaining FDA clearance for the MyoVista device and our AI-based ECG algorithms, for R&D, working capital and general corporate purposes, including personnel costs, capital expenditures, interest and debt repayments and the costs of operating as a public company. Our debt that may be repaid from the net proceeds of this offering consists of up to a maximum of $1.0 million of the loan evidenced by the MSW Note, which repayment amount will depend on the actual amount of our drawdown under such loan. As of October 10, 2023, we have drawn approximately $0.5 million under the MSW Note, which note bears no interest, matures on December 31, 2023 and may be repaid at any time in whole or in part without fees or penalty. We have not allocated specific amounts of net proceeds for any of these purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, our development efforts and the overall economic environment.

Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed. We believe that the funds raised in this offering will be sufficient to finance the purposes described above, and we do not think that material amounts of other funds will be necessary to finance such purposes.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

Each $0.05 increase (decrease) in the assumed public offering price of $0.42 per share of Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), would increase (decrease) the net proceeds to us from this offering by approximately $0.9 million, assuming the number of shares of Common Stock offered by us, as set forth on the cover of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares of Common Stock that we are offering. An increase (decrease) of 1.0 million shares of Common Stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.4 million (assuming the sale of all shares of Common Stock offered hereby, at an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), after deducting placement agent fees and estimated offering expenses payable by us and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of July 31, 2023:

•        on an actual basis;

•        on a pro forma basis to give effect to: (i) the issuance of an aggregate of 300,000 shares of Common Stock pursuant to the Lincoln Park Purchase Agreement in August 2023; (ii) the draw of $0.5 million on the MSW Note; (iii) the issuance of warrants to purchase up to 1,000,000 shares of Common Stock in lieu of a facility fee; (iv) the issuance of warrants to purchase up to 200,000 shares of Common Stock as consideration for extension of the $1M Loan and Security agreement and (v) the expected issuance of 3,331,691 shares of Common Stock, pre-funded warrants to purchase 775,070 shares of Common Stock, and warrants to purchase 914,148 shares of Common Stock to Mount Sinai following the Offering; and

•        on a pro forma as adjusted basis to give effect to the issuance and sale of 19,047,619 shares of Common Stock at an assumed public offering price of $0.42 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), and after deducting placement agent fees and estimated offering expenses payable by us.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes for the fiscal year ended July 31, 2023, which are included in the registration statement of which this prospectus forms a part.

	As of July 31, 2023
	Actual	Pro Forma	Pro Forma as Adjusted
	(Unaudited)	(Unaudited)	(Unaudited)
	(U.S. dollars in thousands)
Cash and cash equivalents	$576	$1,294	$8,434
Indebtedness:
MSW Note	—	500	500
Loan and Security Agreement	1,000	1,000	1,000
Total indebtedness:	1,000	1,500	1,500
Shareholders’ (deficit) equity:
Series A convertible preferred stock, $0.001 par value, 10,000 shares designated, none issued	—	—	—
Series B convertible preferred stock, $0.001 par value, 10,000 shares designated, none issued	—	—	—
Series C convertible preferred stock, $0.001 par value, 600,000 shares designated, 380,440 issued actual, pro forma and pro forma as adjusted	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 10,670,980 issued actual; 14,302,674 shares issued and outstanding, pro forma; and 33,350,293 shares issued and outstanding pro forma as adjusted	11	14	33
Additional paid-in-capital	61,593	64,353	71,474
Accumulated deficit	(62,124)	(62,124)	(62,124)
Total shareholders’ (deficit) equity	(520)	2,243	9,383
Total capitalization	$480	$3,743	$10,883

Mount Sinai Share Issuance and effect on Capitalization

In the preceding table, the proforma information has been adjusted to include the issuance of 3,331,691 shares of Common Stock, pre-funded warrants to purchase 775,070 shares of Common Stock and warrants to purchase 914,148 shares of Common Stock to Mount Sinai on the assumption that following this Offering, the Financing Requirement pursuant to the Securities Purchase Agreement is met.

In respect of these issuances, the proforma total issued and outstanding shares of Common Stock has been increased by 3,331,694 shares of Common Stock, the proforma value of Common Stock issued has increased by approximately $1.7 million, the proforma additional paid-in-capital has been increased by approximately $0.3 million and the proforma shareholders’ equity has been increased by approximately $2.0 million.

The number of shares of Common Stock reflected in the discussion and table above is based on 10,670,980 shares of Common Stock issued and outstanding as of July 31, 2023 (on an actual basis) and assumes no exercise of any placement agent warrants issued pursuant to this offering. The table above excludes the following as of July 31, 2023:

•        1,728,710 shares of Common Stock issuable upon conversion of the Series C Preferred Stock. See “Description of Our Securities — Preferred Stock” for additional information;

•        1,634,907 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 360,857 have vested;

•        2,500,000 shares of Common Stock pursuant to our 2023 Plan that are reserved for future issuance to employees, directors and consultants, of which 931,500 shares of our Common Stock are underlying outstanding awards under the 2023 Plan as of October 10, 2023;

•        303,969 shares of Common Stock issuable upon exercise of the Investor Warrants, the $1M Lender Warrants and the $1.5M Lender Warrants;

•        298,667 shares of Common Stock issuable upon the exercise of the Remaining Bridge Warrants;

•        1,000,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the MSW Note;

•        1,725,000 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        105,000 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        150,000 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Bridge Warrants on a pro forma basis;

•        944,592 shares that may still be issued and/or sold under the Lincoln Park Purchase Agreement based on 1,927,000 shares, which is the current maximum number of shares that may be issued and/or sold under the Lincoln Park Purchase Agreement based on the price of $1.16 per share (which represents the official closing price of our Common Stock on Nasdaq the day of signing of the Lincoln Park Purchase Agreement); and

•        the shares of our Common Stock issuable pursuant to the exercise of any placement agent warrants issued pursuant to this offering.

This number of shares of our Common Stock also excludes shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock at the time of conversion.

A $0.05 increase (decrease) in the assumed public offering price of $0.42 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), would increase (decrease) cash and cash equivalents, additional paid in capital, and total stockholders’ equity on a pro forma as adjusted basis, by approximately $0.9 million, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

An increase (decrease) of 1.0 million shares of Common Stock offered by us, assuming the assumed public offering price of $0.42 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023) remains the same, would increase (decrease) cash and cash equivalents, additional paid in capital, and total stockholders’ equity on a pro forma basis, by approximately $0.4 million.

DILUTION

If you invest in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share after this offering. Historical net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. The amounts set forth below in this Dilution section are as of July 31, 2023, unless otherwise indicated.

The historical net tangible book deficit of our Common Stock was approximately $0.5 million, or ($0.05) per share as of July 31, 2023. Historical net tangible deficit per share represents the amount of our total tangible assets less our total liabilities, divided by 10,670,980, the total number of shares of Common Stock issued and outstanding on July 31, 2023.

Our pro forma historical net tangible book deficit was $1.7 million, or $0.12 per shares as of July 31, 2023. Pro forma historical net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of Common Stock outstanding at July 31, 2023, after giving effect to the (i) issuance of an aggregate of 300,000 shares of Common Stock pursuant to the Lincoln Park Purchase Agreement in August 2023; (ii) the draw of $0.5 million on the MSW Note; (iii) the issuance of warrants to purchase up to 1,000,000 shares of Common Stock in lieu of a facility fee; (iv) the issuance of warrants to purchase up to 200,000 shares of Common Stock as consideration for extension of the $1M Loan and Security agreement and (v) the expected issuance of 3,331,691 shares of Common Stock, pre-funded warrants to purchase 775,070 shares of Common Stock, and warrants to purchase 914,148 shares of Common Stock to Mount Sinai following the Offering.

After giving effect to the sale of all of the Securities offered by us in this offering based on an assumed public offering price of $0.42 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), after deducting commissions and estimated offering expenses payable by us, and assuming no exercise of any placement agent warrants, our pro forma as adjusted historical net tangible book value as of July 31, 2023 would have been approximately $8.8 million or $0.26 per share. Based on an assumed public offering price for this offering of $0.42 per share of Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), this represents an immediate increase in net tangible book value of $0.31 per share to existing shareholders and an immediate dilution in net tangible book value of $0.16 per share to purchasers in this offering, as illustrated by the table below. Dilution for this purpose represents the difference between the price per share of Common Stock paid by purchasers in this offering and pro forma net tangible book value per share of Common Stock immediately after the completion of this offering.

Public offering price per share of Common Stock		$0.42
Historical net tangible book deficit per share of Common Stock at July 31, 2023	$(0.05)
Change in net tangible book value per share as of July 31, 2023, after giving effect to the pro forma transactions	$0.17
Change in net tangible book value per share as of July 31, 2023, after giving effect to the offering attributable to new investors	$0.15
Pro forma as adjusted net tangible book value per share as of July 31, 2023		$0.26
Dilution per share of Common Stock to new investors in this offering		$0.16

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

A $0.05 increase in the assumed public offering price of $0.42 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $1.0 million and the dilution per share to new investors in this offering by $0.02 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

A $0.05 decrease in the assumed public offering price of $0.42 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), would decrease our as adjusted net tangible book value after giving effect to this offering by approximately $1.0 million and the dilution per share to new investors in this offering by $0.02 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

We may also increase or decrease the number of shares of Common Stock that we are offering. An increase of 1.0 million shares of Common Stock offered by us, assuming the assumed public offering price of $0.42 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $0.4 million and the dilution per share to new investors in this offering by $0.01 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

A decrease of 1.0 million shares of Common Stock offered by us, assuming the assumed public offering price of $0.42 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023) would decrease our as adjusted net tangible book value after giving effect to this offering by approximately $0.4 million and the dilution per share to new investors in this offering by $0.01 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

The following table summarizes, on a pro forma as adjusted basis as of July 31, 2023, the differences between the number of shares of Common Stock acquired from us, the total amount paid and the average price per share paid by the existing holders of our Common Stock and by investors in this offering, based upon the assumed public offering price of $0.42 per share of Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023).

	Shares		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	14,302,674	43%	6,007,123	43%	$0.42
New investors	19,047,619	57%	8,000,000	57%	$0.42
Total	33,350,293	100%	14,007,123	100%

The number of shares of Common Stock owned by existing shareholders is based on 10,670,980 shares of Common Stock issued and outstanding as of July 31, 2023. This number of shares of Common Stock assumes no exercise of any placement agent warrants issued pursuant to this offering, and excludes:

•        1,728,710 shares of Common Stock issuable upon conversion of the Series C Preferred Stock. See “Description of Our Securities — Preferred Stock” for additional information;

•        1,634,907 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 360,857 have vested;

•        2,500,000 shares of Common Stock pursuant to our 2023 Plan that are reserved for future issuance to employees, directors and consultants, of which 931,500 shares of our Common Stock are underlying outstanding awards under the 2023 Plan as of October 10, 2023;

•        303,969 shares of Common Stock issuable upon exercise of the Investor Warrants, the $1M Lender Warrants and the $1.5M Lender Warrants;

•        298,667 shares of Common Stock issuable upon exercise of the Remaining Bridge Warrants;

•        1,000,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the MSW Note;

•        1,725,000 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        105,000 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        150,000 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Bridge Warrants; and

•        944,592 shares that may still be issued and/or sold under the Lincoln Park Purchase Agreement based on 1,927,000 shares, which is the current maximum number of shares that may be issued and/or sold under the Lincoln Park Purchase Agreement based on the price of $1.16 per share (which represents the official closing price of our Common Stock on Nasdaq the day of signing of the Lincoln Park Purchase Agreement).

This number of shares of Common Stock also excludes shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock at the time of conversion. For additional information, see “Description of Our Securities — Antidilution Provisions.”

To the extent that our outstanding options, warrants or notes are exercised or converted, as applicable, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock and Series C Preferred Stock as of October 10, 2023 by:

•        each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Common Stock or Series C Preferred Stock;

•        each of our directors and executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the shares of capital stock indicated. Shares of capital stock that are issuable upon (i) the conversion of Series C Preferred Stock or (ii) exercise of options or warrants exercisable within 60 days after October 10, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such Series C Preferred Stock, options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our Company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is c/o Heart Test Laboratories, Inc., 550 Reserve Street, Suite 360, Southlake, Texas 76092.

With respect to the calculations set forth in the table below, the percentages of beneficial ownership prior to this offering are based on 10,970,980 shares of our Common Stock and 380,440 shares of Series C Preferred Stock outstanding as of October 10, 2023. The percentage of beneficial ownership in the table below is based on 33,350,293 shares of our Common Stock assumed to be outstanding after the closing of this offering, after giving effect to the sale of all 19,047,619 shares of Common Stock offered pursuant to this prospectus (based on an assumed public offering price of $0.42 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023), assuming the number of shares of Common Stock offered by us, as set forth on the cover of this prospectus, remains the same, no exercise of any placement agent warrants, and excludes exercise of all unvested options; and assuming the offering is completed and the required financing conditions of at least a $5.0 million raise are met pursuant to the Securities Purchase Agreement, the issuance of 3,331,694 shares of Common Stock, 775,070 pre-funded warrants to purchase Common Stock, and 914,148 warrants to purchase Common Stock to Mount Sinai. The calculations set forth in the table below include shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock, which would be triggered as a result of this offering. See “— Antidilution Provisions” discussed elsewhere in this prospectus.

	Beneficial Ownership
	Number of Shares(1)			Percentages(2)
Name of Beneficial Owner	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Combined Voting Power Prior to Offering(3)	Combined Voting Power After Offering(3)
Holder of 5% or more of each class of our securities:
Front Range Ventures, LLC(4)	1,122,584	1,849,917	148,213	9.5%	5.3%	39.0%	8.2%	4.8%
John H. Matthews(5)	1,222,795	2,116,758	—	9.9%	6.1%	—	8.7%	5.5%
Lary Snodgrass(6)	386,444	529,934	29,240	3.5%	1.6%	7.7%	3.0%	1.4%
Paul Buchanan(7)	348,637	449,723	20,599	3.1%	1.3%	5.4%	2.7%	1.2%
Mount Sinai(8)	—	5,020,912	—	—	9.9%	—	0%	9.0%

	Beneficial Ownership
	Number of Shares(1)			Percentages(2)
Name of Beneficial Owner	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Combined Voting Power Prior to Offering(3)	Combined Voting Power After Offering(3)
Directors and executive officers:
Andrew Simpson, President, CEO and Chairman(9)	569,530	599,548	6,117	5.1%	1.8%	1.6%	4.4%	1.6%
Mark Hilz, COO & Secretary(10)	558,707	568,914	2,080	5.0%	1.7%	*	4.3%	1.5%
Danielle Watson, CFO & Treasurer(11)	7,197	7,197	—	*	*	*	*	*
Bruce Bent, Director(12)	16,032	16,032	—	*	*	*	*	*
Brian Szymczak, Director(13)	41,763	43,726	400	*	*	*	*	*
David R. Wells, Director(14)	12,500	12,500	—	—	*	*	*	*
All directors and executive officers as a group (6 persons):	1,205,729	1,247,917	8,597	10.9%	3.7%	2.3%	9.3%	3.3%

____________

*        Less than 1%.

(1)      For each person named in the table, the total number of shares of capital stock beneficially owned by such person to the best knowledge of the Company, is listed opposite of such person’s name.

(2)      For each person named in the table, the shares of capital stock indicated opposite of such person’s name represents the percentage of the total number of the shares of capital stock beneficially owned by such person as a percentage of the shares of our outstanding capital stock indicated as a class.

(3)      For each person named in the table, the voting percentage indicated opposite of such person’s name under the column “Combined Voting Power” represents the combined voting percentage of all shares of our Common Stock and all of our Series C Preferred Stock, on an as converted basis, owned by such person.

(4)      FRV’s sole member is the L. Lee Stryker Irrevocable Trust U/A/D 09/10/1974. Bohemian Asset Management, Inc. has voting and dispositive power with respect to the shares of our Common Stock on behalf of the L. Lee Stryker Irrevocable Trust U/A/D 09/10/1974. Common Stock includes (i) 726,762 shares of our Common Stock prior to the Offering and 1,454,095 shares of our Common Stock after the Offering issuable upon conversion of 148,213 shares of our Series C Preferred Stock; and (ii) 107,575 shares of our Common Stock issuable upon exercise of $1M Lender Warrants.

(5)      All of the shares are owned by either Matthews Holdings Southwest, Inc. or Mr. Matthews (“MSW”). Mr. Matthews, as sole controlling shareholder of Matthews Holdings Southwest, Inc., has sole voting and dispositive power over all such shares. Common Stock prior to the Offering includes (i) 1,562 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (ii) 256,037 shares of our Common Stock issuable in aggregate upon exercise of MSW Warrants or Pre-Funded Bridge Warrants, (iii) 117,647 shares of our Common Stock issuable upon exercise of IPO Warrants and excludes (i) 893,963 shares of our Common Stock issuable in aggregate upon the exercise of MSW Warrants or Pre-Funded Bridge Warrants which are subject to a 9.99% ownership restriction. Common Stock after offering includes (i) 1,562 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (ii) 1,000,000 shares of our Common Stock issuable upon exercise of MSW Warrants, (iii) 117,647 shares of our Common Stock issuable upon exercise of IPO Warrants and (iv) 150,000 shares of our Common Stock issuable upon the exercise of Pre-Funded Bridge Warrants.

(6)      All of the shares are owned by either Lary Snodgrass Family Limited, Snodgrass Children’s Limited, or Mr. Snodgrass and Mr. Snodgrass, as sole managing member and general partner of Lary Snodgrass Family Limited and Snodgrass Children’s Limited, has sole voting and dispositive power over all such shares. Common Stock includes (i) 143,378 shares of our Common Stock prior to the Offering and 286,868 shares of our Common Stock after the offering issuable upon conversion of the Series C Preferred Stock; and (ii) 304 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants.

(7)      All of the shares are owned by either Buchanan Family Discretionary Trust, PBU Investments Ltd, or jointly by Mr. Buchanan and Mr. Buchanan’s spouse, and Mr. Buchanan, as managing member and general partner of PBU Investments Ltd, has sole voting and dispositive power over all such shares. Common Stock includes (i) 101,007 shares of our Common Stock prior to the Offering and 202,093 shares of our Common Stock after the Offering issuable upon conversion of the Series C Preferred Stock; and (ii) 303 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants.

(8)      All of the shares are owned by Mount Sinai and its Board of Directors has sole voting and dispositive power over all such shares. Based on the assumption set forth above, the number of shares of Common Stock under “Common Stock after Offering” includes (i) the Consideration Shares, (ii) the MTS Warrants and (iii) the MTS Pre-Funded Warrants. Pursuant to the Securities Purchase Agreement, as of the closing of this offering, we are required to issue to Mount Sinai the Consideration Shares and the MTS Pre-Funded Warrants, such that Mount Sinai will hold 15% of the then-issued and outstanding shares of our Common Stock (inclusive of these shares being issued), subject to the Beneficial Ownership Limitation. The address of Mount Sinai is One Gustave L. Levy Place, New York, NY 10029.

(9)      Common Stock includes (i) 29,994 shares of our Common Stock prior to the Offering and 60,012 shares of our Common Stock after the Offering issuable upon conversion of our Series C Preferred Stock; (ii) 30 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (iii) 758 shares of our Common Stock issuable upon exercise of Investor Warrants; and (iv) options to purchase 102,272 shares of our Common Stock, which were issued as compensation for services rendered to the Company as its Chairman of the Board of Directors. Excludes 1,697 shares of our Common Stock owned by the Simpson Family Benefit Trust, the trustee of which, Equiom (Guernsey) Limited, has voting and dispositive power over all such shares. Equiom (Guernsey) Limited disclaims beneficial ownership of all such shares.

(10)    Common Stock includes (i) 10,199 shares of our Common Stock prior to the Offering and 20,406 shares of our Common Stock after the Offering issuable upon conversion of the Series C Preferred Stock; (ii) 30 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (iii) 644 shares of our Common Stock issuable upon exercise of Investor Warrants; and (iv) options to purchase 102,272 shares of our Common Stock issued as compensation for services as an officer of the Company.

(11)    Includes options to purchase 7,197 shares of our Common Stock issued as compensation for services as an officer of the Company.

(12)    Includes (i) 1,638 shares of our Common Stock held by Mr. Bent’s spouse and (ii) 14,394 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

(13)    Common Stock includes (i) 1,961 shares of our Common Stock prior to the Offering and 3,924 shares of our Common Stock after the Offering issuable upon conversion of our Series C Preferred Stock held jointly with Mr. Szymczak’s spouse; (ii) 30 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; and (iii) 33,712 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

(14)    Includes 12,500 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions or series of transactions since the beginning of Fiscal 2022 through the date hereof to which we were or will be a party, in which:

•        The amount involved in the transaction exceeds, or will exceed, the lesser of $120,000 or one percent of the average of our total assets for the last two completed fiscal years; and

•        in which any of our executive officers, directors or holders of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.

For additional information regarding compensation arrangements for our named executive officers and directors, see “Executive Compensation.”

Related Party Transactions

$130K Note

On August 12, 2019, we entered into the $130K Note with FRV for an aggregate amount not to exceed $130,000. FRV is a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock and is entitled to appoint a member of our Board of Directors. On April 28, 2023, FRV converted the $130K Note into 5,200 shares of our Series C Preferred Stock. For more information regarding the $130K Note and other indebtedness of the Company, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness — $130K Note” and our financial statements and related notes for the fiscal year ended April 30, 2023, which are included elsewhere in this prospectus forms a part.

$1.5M Notes

In December 2020, we issued a series of secured convertible promissory notes, which we refer to as the $1.5M Notes, in the amount of $1.5 million as set forth below. The notes had an original maturity of July 31, 2022 and were subsequently amended on November 2, 2021, extending maturity to October 31, 2022.

In November 2021, in consideration for the extension of the maturity date of the $1.5M Notes from July 31, 2022 to October 31, 2022, we issued warrants, that we refer to as the $1.5M Lender Warrants, to purchase an aggregate of 4,545 shares of our Common Stock.

The entire amount of the $1.5M Notes converted upon the IPO into 909,071 shares of Common Stock at a conversion price of $1.65. In accordance with their terms, no interest was payable as the notes converted prior to maturity.

The following table summarizes purchases of the $1.5M Notes by related parties of our Company and the number of shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants issued to related parties of our Company in consideration of the extension of the maturity of the $1.5M Notes:

Related Party	Amount of Principal $1.5M Notes	Shares of Common Stock Issued upon Conversion of $1.5M Notes(3)	$1.5M Lender Warrants
John H. Matthews(1)	$515,500	312,424	1,562
Brian Szymczak	$10,000	6,060	30
Andrew Simpson	$10,000	6,060	30
Mark Hilz	$10,000	6,060	30
Lary Snodgrass(2)	$100,000	60,606	304

____________

(1)      Represents the principal amount of $1.5M Notes held by Matthews Holdings Southwest, Inc., a related party, as a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock.

(2)      Represents the principal amount of $1.5M Notes held by Lary Snodgrass Family Limited and Snodgrass Children’s Limited, a related party as a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock.

(3)      All $1.5M Notes converted into shares of Common Stock upon consummation of the IPO.

All such purchases of the $1.5M Notes by, and issuances of the $1.5M Lender Warrants to, related parties of the Company were made on the same basis as the purchases made by, and issuances made to, unrelated purchasers.

For more information regarding the $1.5M Notes and our other indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness — $1.5M Notes” and our financial statements and related notes for the fiscal year ended April 30, 2023, which are included elsewhere in this prospectus.

$1M Loan and Security Agreement

Beginning in April 2020, we entered into a loan and security agreement, which we refer to as the $1M Loan and Security Agreement, with FRV, a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock, and John Q. Adams, Sr. (a former director of our Company).

In November 2021, in consideration for an extension of the maturity date of the $1M Loan and Security Agreement from September 30, 2021 to September 30, 2022, we issued warrants, that we refer to as the $1M Lender Warrants, to purchase an aggregate of 15,152 shares of Common Stock to FRV and Mr. Adams. The $1M Loan and Security Agreement was further amended in May 2022 to extend the maturity date to September 30, 2023. In connection with this amendment, we agreed to pay all accrued and unpaid interest owed to Mr. Adams prior to September 30, 2022. In June 2022, we paid approximately $126,000 in accrued interest to Mr. Adams.

The $1M Loan and Security Agreement was further amended on January 24, 2023 to (i) extend the maturity date of the promissory note issued to FRV pursuant to the $1M Loan and Security Agreement to September 30, 2024, on which date the principal amount and all accrued interest thereon will be due and payable, and (ii) amend the dates on which principal and accrued interest is due under the JQA Note, such that interest accrued since June 28, 2022 will be due and payable on September 30, 2023, and the principal amount together with all accrued interest after September 30, 2023 will be due and payable on March 31, 2024.

The $1M Loan and Security Agreement was further amended on September 29, 2023 to amend the dates on which principal and accrued interest is due under the JQA Note, such that interest accrued since June 28, 2022 will be due and payable on December 31, 2023, and the principal amount together with all accrued interest after December 31, 2023 will be due and payable on March 31, 2024. As consideration for an extension of the JQA interest maturity date, we issued warrants, that we refer to as the $1M Lender Warrants, to purchase an aggregate of 200,000 shares of Common Stock to FRV and Mr. Adams.

For more information regarding the $1M Loan and Security Agreement and our other indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness —$1M Loan and Security Agreement” and our financial statements and related notes for the fiscal year ended April 30, 2023, which are included elsewhere in this prospectus.

2021 Bridge Financing

In connection with the sale of our Senior Subordinated Convertible Loan Notes (the “Bridge Notes”) and associated warrants (the “Bridge Warrants”) in December 2021 (the “2021 Bridge Financing”), the related parties listed below purchased Bridge Notes and received Bridge Warrants. All such purchases were made on the same basis as the purchases made by unrelated purchasers.

The following table sets forth the names of such related parties and amount of the Bridge Notes and Bridge Warrants purchased:

Related Party	Principal Amount of Bridge Notes	Shares of Common Stock Issued upon Conversion of Bridge Notes (3)	Warrants to Purchase the Following Number of Shares
Lary Snodgrass(1)	$222,222	79,987	79,987
John H. Matthews(2)	$555,556	197,641	197,641

____________

(1)      Represents the principal amount of the Bridge Notes held by Matthews Holdings Southwest, Inc., a related party as a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock.

(2)      Includes Bridge Notes and Bridge Warrants held by Matthews Holdings Southwest, Inc., a related party as a beneficial owner of more than five percent of the combined voting power of our outstanding capital stock.

(3)      The principal amount of all Bridge Notes and accrued interest thereunder converted into shares of our Common Stock upon consummation of the IPO.

In February 2023, the Bridge Warrants above were exercised and we issued 79,897 shares of our Common Stock to Mr. Snodgrass and 47,641 shares of our Common Stock and 150,000 Pre-Funded Bridge Warrants to Matthews Holdings Southwest, Inc. at an exercise price of $1.00 per share. The Pre-Funded Bridge Warrants have an exercise price of $0.0001 per share.

MSW Note

On September 7, 2023, we entered into the MSW Note with Matthews Southwest Holdings, Inc. The MSW Note provides for an unsecured drawdown loan of up to $1,000,000, drawn in installments consisting of (i) $250,000 on or prior to September 8, 2023, (ii) $250,000 on or prior to September 20, 2023, and (iii) further drawdowns of up to $500,000 in such amounts and such times to be mutually agreed upon between the Company and Lender.

In consideration of the MSW Note, the Company shall pay a facility fee to the Lender as follows:

•        Warrants to acquire 500,000 shares of Common Stock, $0.001 par value per share exercisable at $1.00 per share, which shall be issued to the Lender upon the completion of the first drawdown;

•        Warrants to acquire 500,000 shares of Common Stock, $0.001 par value per share exercisable at $1.25 per share, which shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants shall be issued to the Lender pro-rata based on further drawdowns up to $500,000; and

•        Warrants to acquire up to 500,000 shares of Common Stock, exercisable at $1.50 per share, of which 250,000 of such Warrants shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants to be issued to the Lender pro-rata based on further drawdowns up to $500,000.

The MSW Note bears no interest, except upon an event of default, at which time, interest accrues at a rate of 12% per annum. The MSW Note matures on December 31, 2023 and may be repaid at any time in whole or in part without fees or penalty.

John H. Matthews, the controlling shareholder of Matthews Southwest Holdings, Inc., is a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

As of October 10, 2023, we have drawn approximately $0.5 million under the MSW Note and issued 1,000,000 Warrants to purchase Common Stock in lieu of a facility fee.

Registration Rights Agreement

In connection with the 2021 Bridge Financing, we entered into the Registration Rights Agreement with the purchasers of the Bridge Notes pursuant to which we agreed to file a resale registration statement, no later than September 12, 2022, with respect to the shares of our Common Stock issuable upon conversion of the Bridge Notes, exercise of the Bridge Warrants or resulting from anti-dilution provisions in the Bridge Notes, the Bridge Warrants and the pre-funded warrants or any securities issued or the issuable upon any stock split, dividend or other distribution, recapitalization or similar event, collectively referred to as the Registrable Securities. Such registration statement was filed with the SEC on September 12, 2022 and declared effective by the SEC on October 7, 2022.

Short-term $500K Unsecured Note

On August 12, 2021, we issued a note, for the amount of $500,000 to Matthews Southwest Holdings, Inc., a beneficial owner owning more than 5% of our Common Stock. The maturity date of this note, as amended, was November 30, 2021. This note has been repaid and there are no further obligations owed by the Company. In connection with the issuance of this note, we also issued 10,101 shares of Common Stock to Matthews Southwest Holdings, Inc.

Kyngstone Agreement

Andrew Simpson, the Chairman and CEO of the Company, is the sole and controlling shareholder of Kyngstone Limited, or Kyngstone, a company incorporated in the United Kingdom. Kyngstone provided advisory services to the Company pursuant to an Agreement dated June 25, 2013 between the Company and Kyngstone. During Fiscal 2022, the Company incurred $87,500 in fees to Kyngstone. No fees were incurred during Fiscal 2023.

Agreements with Front Range Ventures

Pursuant to the FRV Side Letter, FRV has the right to designate a director of our Company, which right has not been exercised as of the date of this prospectus.

Policy Related to Related Party Transactions

Our Board of Directors has adopted a formal, written related party transactions policy setting forth our policies and procedures for the review, approval, or ratification of “related party transactions.” For these purposes, a “related party” is (i) any person who is or was an executive officer, director, or director nominee of our Company at any time since the beginning of our last fiscal year, (ii) a person who is or was an immediate family member of an executive officer, director, director nominee at any time since the beginning of our last fiscal year, (iii) any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of our voting securities, (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member of a shareholder owning more than 5% of any class of our voting securities or (v) any entity that, at the time of the occurrence or existence of the transaction, is a an entity in which a director of our Company is a partner, shareholder or executive officer or otherwise over which such director has influence or control. This policy applies to any transaction between us and a related party other than the following:

•        Transactions available to all employees generally; and

•        Transactions, which when aggregated with the amount of all similar transactions, involve less than $5,000.

Any related party transaction subject to this policy may only be consummated or may continue only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the transaction is approved by the disinterested members of the Board of Directors. In addition, if the transaction involves compensation, the compensation must have been approved by the Compensation Committee.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•        The benefits to our Company;

•        The impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer or otherwise over which such director has influence or control;

•        The availability of other sources for comparable products or services;

•        The terms of the related party transaction; and

•        The terms available to unrelated third parties or to employees generally.

Our Audit Committee shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders, as the Audit Committee determines in good faith.

DESCRIPTION OF OUR SECURITIES

We are offering up to 19,047,619 shares of our Common Stock based on an assumed public offering price of $0.42 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on October 10, 2023).

General

The following description summarizes the terms of our securities and certain provisions of our Certificate of Formation and our Bylaws. As it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Formation and Bylaws, as in effect as of the date of filing with the SEC of this prospectus, the forms of which are included as exhibits to the registration statement of which this prospectus forms a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the TBOC. Our authorized capital stock consists of five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share, and twenty million (20,000,000) shares of preferred stock, or Preferred Stock, par value $0.001 per share of which, as of October 10, 2023, there were 10,970,980 shares of Common Stock outstanding and held of record by 306 shareholders and 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 1,865,452 shares of Common Stock and held of record by 64 shareholders. Of our authorized Preferred Stock, six hundred thousand (600,000) shares have been designated as Series C Preferred Stock, having a par value of $0.001 per share, of which 380,440 were outstanding as of October 10, 2023. Unless our Board of Directors determines otherwise, we have and will continue to issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution on a pro rata basis. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our Preferred Stock, including any Preferred Stock we may authorize and issue in the future.

As a Texas corporation, we are subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the dividend would render the corporation insolvent.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders.

We currently expect to retain all future earnings for use in the operation and expansion of our business and have no current plans to pay dividends.

Preferred Stock

Our Certificate of Formation authorizes our Board of Directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the TBOC, the authorized shares of Preferred Stock will be available for issuance without further action by our shareholders.

Our Board of Directors will be able to determine, with respect to any series of Preferred Stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•        the designation of the series;

•        the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•        whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•        the dates at which dividends, if any, will be payable;

•        the redemption rights and price or prices, if any, for shares of the series;

•        the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•        the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•        whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•        restrictions on the issuance of shares of the same series or of any other class or series; and

•        the voting rights, if any, of the holders of the series.

We will be able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.

Series C Preferred Stock

As of October 10, 2023, there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 1,865,452 shares of Common Stock. As of October 10, 2023, there were no shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

The Series C Preferred Stock was issued from April 2019 to October 2020 to accredited investors and has a liquidation preference to the Common Stock. As of October 10, 2023, the liquidation preference was approximately $9.5 million. Any amendment to, or waiver of rights of the Series C Preferred Stock must include the consent of FRV, so long as FRV holds at least 71,000 shares of Series C Preferred Stock. Additionally, pursuant to a letter agreement entered into by and between the Company and FRV on April 10, 2019, for so long as FRV holds at least 71,000 shares of Series C Preferred Stock, it is entitled to appoint a member of the Board of Directors as well as a board observer (the “Appointment Rights”). As of October 10, 2023, FRV has not exercised its Appointment Rights.

Voting and Dividends

The holders of the shares of the Series C Preferred Stock have voting rights equal to an equivalent number of shares of the Common Stock into which such shares of Series C Preferred Stock are convertible and vote together as one class with the Common Stock.

The holders of the Series C Preferred Stock are entitled to receive dividends at an annual rate of $1.50 per share. Such dividends shall accrue and are payable out of funds legally available, are payable only when and if declared by the Board of Directors and are noncumulative. The Company is not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of the Common Stock payable in shares of Common Stock) unless the holders of the shares of the Series C Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of the Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate dividends then accrued on such share of the Series C Preferred Stock and not previously paid and (ii) in the case of a dividend on the Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the Series C Preferred Stock.

No dividends have been declared to date on any shares of Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Series C Preferred Stock are entitled to receive, prior and in preference to the holders of the Common Stock, a per share amount equal to the original issue price ($25.00 per share) plus any accrued but unpaid dividends thereon.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company that are legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts above, then the entire assets of the Company that are legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to what they would otherwise be entitled to receive.

After the payment of the full Series C Preferred Stock liquidation preference and unpaid accrued dividends, the holders of the Series C Preferred Stock shall participate in the distribution of the entire remaining assets of the Company legally available for distributions pro rata to holders of the Common Stock on an as converted basis. The sale of a majority of the capital stock of the Company or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole shall be a “Deemed Liquidation Event” for the purpose of the Series C Preferred Stock.

Conversion

Each share of Series C Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the original issue price of $25.00 by the conversion price for such series in effect at the time of conversion for the Series C Preferred Stock. The conversion price for the Series C Preferred Stock is subject to adjustment in accordance with conversion provisions contained in our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock dated March 12, 2019. Following this offering, the conversion price of the Series C Preferred Stock will be $2.55 per share. See “— Antidilution Provisions” below.

Each share of Series C Preferred Stock automatically converts into shares of Common Stock at the conversion price at the time in effect immediately upon the Company’s sale of its Common Stock in a public offering provided that the offering price is not less than $16.50 per share (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and which results in aggregate cash proceeds of not less than $20.0 million before underwriting discounts, commissions, and fees. As of the date of this prospectus, no such sale has occurred.

Warrants

Investor Warrants

We issued warrants (the “Investor Warrants”) in connection with various funding transactions or as consideration, in lieu of cash, for amounts billed in respect of services rendered to us. The Investor Warrants have terms ranging from five to ten years from the date of issuance. As of October 10, 2023, there were Investor Warrants to purchase 292,939 shares of Common Stock at exercise prices ranging from $0.73 to $15.18 per share.

Warrants issued in connection with the MSW Note

In September 2023, we issued warrants in lieu of a facility fee payment in connection with entering into the MSW Note with Matthews Southwest Holdings. These warrants have a five-year term from the date of issuance. As of October 10, 2023, there were warrants to purchase 1,000,000 shares of our Common Stock at exercise prices ranging from $1.00 to $1.50 per share.

Warrants issued in connection with the 2021 Bridge Financing

We issued the Bridge Warrants to originally purchase 775,420 shares of Common Stock in connection with the 2021 Bridge Financing. The Bridge Warrants expire five years after the date of issuance, beginning on December 22, 2026, with an initial exercise price of $9.08 per share, subject to certain adjustments. No holder of a Bridge Warrant may exercise any portion of a Bridge Warrant if after giving effect to such exercise such holder (together with its Attribution Parties) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such holder’s Bridge Warrant. This limitation may be waived by a holder, at its election, upon not less than 61 days’ prior notice to the Company, to change the limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such holder’s warrant. Any exercise of the Bridge Warrants resulting in a number of shares in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise shall be deemed null and void and shall be cancelled ab initio.

On September 8, 2022, we entered into an amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 1. The Bridge Warrant Amendment No. 1 amended the Bridge Warrants by (i) increasing the number of shares of Common Stock for which the Bridge Warrants are exercisable from a total of 1,365,960 shares to a total of 1,683,470 shares, (ii) lowering the exercise price to $4.25 per share, (iii) providing that, until June 15, 2023, the exercise price will be further adjusted whenever the Company issues shares of Common Stock for consideration per share that when multiplied by 1.25 is less than the exercise price then in effect, subject to certain exceptions, (iv) confirming that, for purposes of the Bridge Warrants, the value of each share of Common Stock and each IPO Warrant was deemed to be $4.125 and $0.125, respectively, (v) providing that the number of shares of Common Stock underlying the Bridge Warrants will only be adjusted if the Company (a) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (b) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (c) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, and (vi) amending the formula for calculating Black Scholes values.

On February 3, 2023, we entered into a second amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 2. The Bridge Warrant Amendment No. 2 amended the Bridge Warrants by (i) lowering the exercise price of $4.25 for the Limited Period, during which period the exercise price was set at $1.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge

Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Bridge Maximum Percentage, in lieu of delivery of shares of Common Stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants, with certain exercise price adjustment provisions removed. Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA, which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, Bridge Warrants were exercised for (i) a total of 1,172,304 shares of Common Stock at an exercise price of $1.00 per share or pursuant to cashless exercises in which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares with respect to which the Bridge Warrant was exercised and (ii) the Remaining Pre-Funded Bridge Warrant to purchase 150,000 shares of Common Stock. At the end the Limited Period, Remaining Bridge Warrants to purchase a total of 298,667 shares of Common Stock remained outstanding, with the exercise price adjusted back to $4.25 per share, subject to future adjustments as set forth in the Remaining Bridge Warrants.

The exercise price of the Remaining Bridge Warrants (as amended by the Bridge Warrant Amendment No. 1 and the Bridge Warrant Amendment No. 2) is subject to adjustment for certain events such as stock dividends, splits, and reverse splits or other combinations, but not otherwise as the result of issuances of additional securities by the Company, even if such issuances are at prices below the exercise price of the Bridge Warrants. Upon an adjustment of the exercise price as a result of a stock dividend, split, reverse split, combination or similar event, the number of shares of Common Stock to be received shall be proportionately adjusted. Otherwise, there are no antidilution provisions that result in adjustments to the number of shares of Common Stock to be received upon exercise of the Bridge Warrants.

All Pre-Funded Bridge Warrants that were issued upon conversion of the Bridge Notes have been exercised in full and are no longer outstanding as of the date of this prospectus, although the Remaining Pre-Funded Bridge Warrant issued in connection with Bridge Warrant Amendment No. 2 remains outstanding. For more information regarding the Bridge Warrants, please see “ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness —2021 Bridge Financing”.

$1.5M Lender Warrants

In November 2021, we issued the $1.5M Lender Warrants exercisable for 4,545 shares of our Common Stock to noteholders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes to January 31, 2023. The $1.5M Lender Warrants expire on October 12, 2026. The exercise price of the $1.5M Lender Warrants was $2.89 per share as of October 10, 2023.

$1M Lender Warrants

In November 2021, we issued warrants to purchase 15,152 shares of our Common Stock, which we refer to as the $1M Lender Warrants, to the lenders of the $1M Notes as consideration for the extension of the maturity of the $1M Loan and Security Agreement to September 30, 2022. The $1M Loan and Security Agreement was further amended in May 2022 to extend the maturity date to September 30, 2023 and amended again in January 2023 to (i) further extend the maturity date of the portion of the $1M Notes issued to one lender (in the principal amount of $0.5 million) to March 31, 2024 and (ii) further extend the maturity date of the remaining portion of the $1M Notes issued to the other lender (in the principal amount of $0.5 million) to September 30, 2024. The $1M Loan and Security Agreement was further amended in September 2023 to extend the interest maturity date to one lender to December 31, 2023. In October 2023, we issued additional $1M Lender Warrants to purchase 200,000 shares of our Common Stock to lenders of the $1M Notes as consideration for the extension of the interest maturity date to one lender. The exercise prices of the $1M Lender Warrants range from $0.44 to $2.89 per share as of October 10, 2023.

IPO Warrants

The following summary of certain terms and provisions of the IPO Warrants that were included in the IPO Units issued in the IPO, plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over-allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and EQ - Equiniti Trust Company, LLC, as warrant agent, and the form of warrant, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Exercisability.    The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on June 17, 2027. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the IPO Warrants under the Securities Act, is effective and available for the issuance of such shares of Common Stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of Common Stock, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such Common Stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the IPO Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. We will not effect the exercise of any portion of the IPO Warrants, and the holder will not have the right to exercise any portion of the IPO Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates and certain other persons specified in the IPO Warrants collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any IPO Warrants, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Exercise Price.    The exercise price per share purchasable upon exercise of the IPO Warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability.    Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent.    The IPO Warrants were issued in registered form under a warrant agent agreement between EQ - Equiniti Trust Company, LLC, as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our shares of Common Stock, the holders of the IPO Warrants will be entitled to receive upon exercise of the IPO Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the IPO Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder.    Except as otherwise provided in the IPO Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of an IPO Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the IPO Warrant.

Governing Law.    The IPO Warrants and the warrant agent agreement are governed by New York law.

IPO Underwriter Warrants

At the consummation of the IPO, we issued warrants to the underwriter, or the IPO Underwriter Warrants, to purchase 105,000 shares of Common Stock, representing 7.0% of the aggregate number of shares of Common Stock underlying the IPO Units sold in the IPO. The IPO Underwriter Warrants expire at 5:00 P.M. New York City time on June 17, 2027, have an exercise price equal to $4.25, which is equal to 100% of the public offering price per IPO Unit in the IPO, provide for a “cashless” exercise, and contain certain antidilution adjustments (but excluding any price based antidilution). The IPO Underwriter Warrants contain provisions for unlimited “piggyback” registration rights for a period of no greater than three (3) years from the date of the IPO in compliance with FINRA Rule 5110(g)(8)(D). Pursuant to FINRA Rule 5110I, the IPO Underwriter Warrants and any shares of Common

Stock issued upon exercise of the IPO Underwriter Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the IPO, except certain transfers of such securities, including: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the IPO and the officers or partners thereof, if all securities so transferred remain subject to lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period; (iii) if the aggregate amount of our securities held by the IPO underwriter or related persons do not exceed 1% of the securities offered in the IPO; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period.

Options

We previously granted certain of our employees and board members stock option awards where vesting is contingent upon a service period, as we believe that such awards better align the interests of our employees with those of our shareholders. Such stock option awards were granted with an exercise price equal to or above the market price of our Common Stock at the date of grant. Certain stock option awards provide for accelerated vesting if there is a change in control, as defined in the option agreement. Stock options may not, subject to certain limited exceptions, be exercised when an employee leaves our Company. Where option awards were granted based on service periods, they generally vest quarterly based on three years of continuous service for executive directors and employees, or 12 months continuous service for directors and have 10-year contractual terms. As of October 10, 2023, there were time-based options to purchase a total of 1,068,367 shares of Common Stock at an average exercise price of $2.24 per share.

We also previously granted stock option awards where vesting is contingent upon meeting various departmental and/or company-wide performance goals, including, in some instances, FDA and/or CE Mark regulatory approval and/or certain EBITDA and funding thresholds. Such performance-based stock options are expected to vest when the performance criteria and metrics have been met. These stock options have a term of ten years. As of October 10, 2023, there were performance-based options to purchase a total of 566,540 shares of Common Stock at an average exercise price of $5.03 per share.

Antidilution Provisions

As of October 10, 2023, 1,865,452 shares of Common Stock issuable upon conversion of the Series C Preferred Stock were subject to antidilution protection provisions. The holders of these securities may be entitled to receive additional shares of Common Stock upon conversion of the Series C Preferred Stock.

Lock-up Agreements

In connection with this offering, we have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until seventy-five (75) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our securities for a period from the date of this prospectus to six (6) months from the final closing without the prior written consent of the placement agent. See “Plan of Distribution — Lock-Up Agreements” for additional information.

Registration Rights

We previously granted certain registration rights to the holders of the Series C Preferred Stock. Under the terms of the registration rights agreement, which we refer to as the Series C Registration Rights Agreement, the holders of the Series C Preferred Stock owning not less than 30% of (i) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above, referred to herein as the Series C Registrable Securities, and the anticipated aggregate offering price, net of certain expenses, would exceed $10 million, may demand that we file a registration statement relating to the Series C Registrable Securities owned by the holders who have demanded such registration. In addition, if at any time when we are eligible to use a registration statement on Form S-3, we receive a request from holders of at least twenty-five percent (25%) of the Series C Registrable Securities then outstanding that we file a registration statement on Form S-3 with respect to outstanding Series C Registrable Securities of such holders having an anticipated aggregate offering price, net of certain expenses, of at least $3 million, then we will be required to file a registration statement relating to the resale of the Series C Registrable Securities owned by such holders. Finally, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than the holders of the Series C Preferred Stock) any of the Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, we are required to give each holder of Series C Registrable Securities notice of such registration and such holders may include their Series C Registrable Securities in such registration statement. In March 2022, we entered into written waiver agreements with the requisite holders of our Series C Preferred Stock whereby such holders agreed, on behalf of all holders of Series C Preferred Stock, to waive their right to include their Series C Registrable Securities in the registration statement of which this prospectus forms a part.

Anti-takeover Effects of Certain Provisions of Our Certificate of Formation, Bylaws and Texas Law

Our Certificate of Formation and Bylaws and the TBOC contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.

Authorized but unissued capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of Common Stock or Preferred Stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Formation provides that our Board of Directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board of Directors. Our Certificate of Formation and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Removal of directors; vacancies

Under the TBOC, unless otherwise provided in our Certificate of Formation, directors serving on a classified board may be removed by the shareholders only for cause. Our Certificate of Formation provides that directors may be removed only for cause. In addition, our Certificate of Formation also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any vacancy occurring in our Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board of Directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our Certificate of Formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our Certificate of Formation provides that special meetings of our shareholders may be called at any time by the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the Company. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our Certificate of Formation provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the unanimous written consent of our shareholders.

Amendment and restatement of bylaws

Our Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our Certificate of Formation.

The combination of the classification of our Board of Directors and the lack of cumulative voting will make it more difficult for shareholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Tarrant County, Texas.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our Certificate of Formation includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our Certificate of Formation provides that we must indemnify our directors and officers to the fullest extent authorized by the TBOC. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Formation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of July 21, 2023, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

•        prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or

•        not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 662/3% of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the shareholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Listing

Our Common Stock and the IPO Warrants are listed on the Nasdaq Capital Market under the symbol “HSCS” and “HSCSW,” respectively.

Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for our Common Stock and IPO Warrants is EQ - Equiniti Trust Company, LLC.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms of our Common Stock are described under the caption “Description of Our Securities” in this prospectus.

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to a number of shares of Common Stock equal to 4.0% of the aggregate number of shares of our Common Stock sold in this offering, at an exercise price equal to 110% of the public offering price per share of our Common Stock to be sold in this offering. Please see the description of the placement agent warrants below in the section captioned “Plan of Distribution — Placement Agent Warrants.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the shares of Common Stock (which we sometimes refer to as our “securities” and holders thereof as “holders”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies or other financial institutions;

•        tax-exempt or government organizations;

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock;

•        certain U.S. expatriates, citizens or former long-term residents of the United States;

•        persons who hold our shares of Common Stock or Warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

•        persons who do not hold our Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•        persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code;

•        pension plans;

•        partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

•        persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•        integral parts or controlled entities of foreign sovereigns;

•        controlled foreign corporations;

•        passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

•        persons that acquire our Common Stock or Warrants as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our securities, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our securities.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our securities that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following: (a) a citizen or individual resident of the United States, (b) a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has otherwise elected to be treated as a United States person under the Code.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of our securities issued pursuant to this offering. All prospective non-U.S. holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the IRS and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or former long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our securities.

Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on the Warrants (as described above under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or the Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock or Warrants.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on the Warrants, and the proceeds of a sale or other disposition of the Common Stock or the Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of the Common Stock or the Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or, an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of the Common Stock or the Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or the Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or the Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Maxim Group LLC is acting as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. We and the placement agent intend to enter into a placement agency agreement with respect to the shares of Common Stock being offered hereby. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into one or more securities purchase agreements directly with the investors, at each investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement will provide that the placement agent’s obligations are subject to conditions contained in the placement agency agreement and the securities purchase agreement, as applicable.

We will deliver the shares of Common Stock being issued to the investors upon receipt of investor funds for the purchase of the shares of Common Stock offered pursuant to this prospectus. We anticipate the initial delivery of the shares of Common Stock being offered pursuant to this prospectus on or about            , 2023.

Placement Agent Fees and Expenses

Upon each closing, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the Securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for its expenses payable by us, in an aggregate amount not to exceed $100,000 in the event of a closing of this offering, and up to $50,000 in the event that there is not a closing of this offering.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share of Common Stock	Total
Public offering price	$	$
Placement agent fees (7.0%)	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $            , all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel), based on the maximum amount incurred by the placement agent, for which we may be responsible for.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement and to contribute to payments that the placement agent may be required to make for these liabilities.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its permitted assignees) placement agent warrants to purchase a number of shares of Common Stock equal to 4.0% of the shares of Common Stock sold in this offering (the shares of Common Stock issuable upon exercise of placement agent warrants, the “placement agent warrant shares”), which placement agent warrants will be exercisable, in whole or in part, commencing on the six-month anniversary of the date of this prospectus and will expire five years from date of this prospectus, at an exercise price equal to 110% of the public offering price of the shares of Common Stock sold in this offering. The placement agent warrants and the placement agent warrant shares are also being registered on the registration statement of which this prospectus forms a part. The placement agent warrants provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of Common Stock, for a period of five years from the commencement of this offering. The placement agent warrants and the placement agent warrant shares will be deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110I(1) of FINRA. The placement agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the placement agent warrants or the placement agent warrant shares, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the placement agent warrants or the placement agent warrant shares for a period of 180 days from the commencement of sales of this offering, except to any FINRA member participating in the offering, their officers or partners, associated persons or affiliates. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants and the placement agent warrant shares to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual public offering price of the shares of Common Stock we are offering will be determined by negotiations between us, the placement agent and the investors in the offering; among the factors considered in determining such public offering price are our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Lock-Up Agreements and Trading Restrictions

We have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until seventy-five (75) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed to a “lock-up” from the date of this prospectus to six (6) months from the final closing that they beneficially own, including the issuance of Common Stock upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of six (6) months following the final closing date, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the placement agent.

The placement agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the placement agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “HSCS”.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, and except as set forth in this section, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Selling Restrictions

Notice to Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)     to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Investors in the European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with the European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•        to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•        in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

Notice to Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum (as it may be amended from time to time, the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum, collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Notice to Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan (“FSCT”) pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the FSCT. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Foley Shechter Ablovatskiy LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the placement agent by Sullivan & Worcester LLP of New York, New York.

EXPERTS

The financial statements as of April 30, 2023 and 2022, and for the years then ended and related notes, incorporated by reference into this prospectus, and the registration statement of which it forms a part have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to the securities we are offering pursuant to this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the contract, agreement or other document summarized, but are not complete descriptions of all terms of those contracts, agreements or other documents. If we filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you may read the contract, agreement or other document itself for a complete description of its terms. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, annual, quarterly and special reports and proxy statements, as well as other information over the Internet at the SEC’s website at www.sec.gov or by visiting our website that we maintain at www.heartsciences.com where you may access the same free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

(a)     Our Annual Report on Form 10-K for the year ended April 30, 2023 filed with the SEC on July 19, 2023;

(b)    Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 filed with the SEC on September 14, 2023;

(c)     Our Current Reports on Form 8-K filed with the SEC on August 4, 2023, August 17, 2023, August 30, 2023, September 7, 2023, September 21, 2023 and September 22, 2023; and

(d)    The description of our Common Stock and IPO Warrants, which is contained in the Registration Statement on Form 8-A, filed with the SEC on June 14, 2022, and including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: at 550 Reserve St, Suite 360, Southlake, Texas 76092, Attn: Danielle Watson, or by calling (682) 237-7781 or at the following email address: investorrelations@heartsciences.com.

GLOSSARY OF TERMS

The following definitions shall apply to the terms used in this prospectus.

Terms Used by and for United States Federal Regulators and Regulations

“510(k)” means a premarket notification submission to the FDA for determination that a medical device is substantially equivalent to another legally U.S. marketed medical device prior to such device being marketed.

“CDC” means the U.S. Centers for Disease Control and Prevention.

“Class II” means a classification of medical devices that are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include submission of a 510(k), performance standards, post-market surveillance, patient registries and FDA guidance documents.

“CMS” means U.S. Centers for Medicare & Medicaid Services.

“De Novo” means the process for obtaining authorization from the FDA of a novel medical device that is low to moderate risk for which general controls alone, or general and special controls, provide reasonable assurance of safety and effectiveness for the intended use, but for which there is no legally marketed predicate device. Devices that are classified (or re-classified) into Class II through a De Novo classification request may be marketed and used as predicates for future premarket notification 510(k) submissions, when applicable.

“FDA” means the U.S. Food and Drug Administration.

“FINRA” means the Financial Industry Regulatory Authority.

“HHS” means the U.S. Health and Human Services — Office of the Inspector General.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“SEC” means the U.S. Securities and Exchange Commission.

Terms Used in Jurisdictions Other Than the U.S.

“CE Mark” means Conformité Européene Mark.

Terms Used for Medical and Medical Device Related Purposes

“AI” means artificial intelligence.

“Aortic stenosis” means narrowing of the valve between the heart’s main pumping chamber and the body’s main artery.

“CAD” means coronary artery disease.

“CPT” means Current Procedural Terminology.

“Diastolic phase” means the period of the heart’s relaxation or filling phase (as opposed to the heart’s period of contraction or pumping phase called “systolic”) of a heartbeat.

“Diastolic dysfunction” means impaired left ventricular relaxation and elevated filling pressures during the diastolic phase.

“Ejection Fraction” means percentage of fluid pumped out of the ventricle during the systolic phase of the cardiac cycle.

“ECG” means electrocardiogram or electrocardiograph as appropriate, which is also known by the acronym “EKG.”

“echo” means an echocardiogram.

“Elevated ST segment” means an ECG electrocardiogram in which the portion of the ECG heart beat record called the ST segment is elevated and may indicate a serious blockage of a coronary artery and that a section of the heart muscle is currently dying.

“Hypertrophic Cardiomyopathy” means a condition affecting the left ventricle where the walls become thick and stiff.

“LV” means left ventricular.

“LVD” means left ventricular dysfunction.

“LVDD” means left ventricular diastolic dysfunction.

“Mitral regurgitation” a disorder in which the mitral valve on the left side of the heart does not close properly and therefore leakage occurs in the direction it is designed to prevent.

“Premature Ventricular Contraction” extra heartbeats that begin in one of the heart’s two lower pumping chambers (ventricles). These extra beats disrupt the regular heart rhythm.

“Pulmonary Embolism” means sudden blockage in your pulmonary arteries, the blood vessels that send blood to your lungs.

“sensitivity” means the true positive rate or the percentage probability of a positive test result identifying patient with a condition as compared to the gold standard test which in our case is an echo.

“Systolic phase” means the heart’s period of contraction or pumping phase

Terms Used in Connection with Our Company and Products

“$1.5M Lender Warrants” means the warrants issued to holders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes.

“$1.5M Notes” means our 12% secured subordinated convertible promissory notes in the aggregate principal amount of $1.5 million issued to accredited investors between December 2020 and April 2021.

“$130K Note” means our private placement on August 12, 2019 with FRV, an accredited investor, of an unsecured drawdown convertible promissory note in the amount of $130,000.

“$1M Lender Warrants” means the warrants issued to holders of the $1M Notes as consideration for the extension of the maturity of the $1M Notes.

“$1M Loan and Security Agreement” means the Loan and Security Agreement entered into by and among the Company, FRV and John Q. Adams, Sr. in April 2020 in connection with the $1M Notes, as amended by Amendment No. 1 dated September 30, 2021, Amendment No. 2 dated November 3, 2021, Amendment No. 3 dated May 24, 2022 and Amendment No. 4 dated January 24, 2023.

“$1M Notes” means our 12% secured, non-convertible promissory notes payable to FRV and John Q. Adams, Sr. in the aggregate principal amount of $1 million, as amended and restated.

“Certificate of Designations” means our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc., as filed with the Secretary of State of the State of Texas on March 12, 2019.

“Investor Warrants” means all outstanding warrants to purchase 56,726 shares of our Common Stock issued in connection with funding or as consideration for services rendered to the Company and excludes the Bridge Warrants, Pre-Funded Bridge Warrants, $1M Lender Warrants and $1.5M Lender Warrants.

“IPO Underwriter Warrants” means the warrants to purchase an aggregate of 105,000 shares of Common Stock that were issued to the underwriter in the IPO as a portion of the underwriting compensation payable in connection with the IPO.

“IPO Warrants” means all outstanding warrants to purchase shares of our Common Stock that were issued as part of the IPO Units in the IPO plus additional warrants to purchase 225,000 shares of Common Stock that were issued in the IPO as a result of the underwriter’s exercise of its over-allotment option in part.

“IT” means our information technology. “MyoVista” means the MyoVista wavECG device.

“Series A Preferred Stock” means our Series A convertible preferred stock, par value $0.001 per share, all outstanding shares of which converted to Common Stock in connection with our IPO.

“Series B Preferred Stock” means our Series B convertible preferred stock, par value $0.001 per share, all outstanding shares of which were cancelled in connection with our IPO.

“Series C Preferred Stock” means our Series C convertible preferred stock, par value $0.001 per share.

Terms Used in Connection with Our 2021 Bridge Financing

“2021 Bridge Financing” means our private placement, pursuant to a securities purchase agreement, with a lead investor and additional accredited investors of the Bridge Notes, Pre-Funded Bridge Warrants and Bridge Warrants from December 2021 through February 2022, which were issued to such lead investor and additional accredited investors in exchange for the secured subordinated convertible notes and warrants issued to them in an initial closing of a private placement in October 2021.

“2021 Bridge Securities” means, collectively, the Bridge Notes, the Pre-Funded Bridge Warrants and Bridge Warrants.

“Bridge Attribution Parties” are any Bridge Purchaser, together with its affiliates and any other person acting as a group as defined under Section 13(d) of the Exchange Act with regard to determining Bridge Maximum Percentage.

“Bridge Notes” means the 8% secured Senior Subordinated Convertible Loan Notes we sold to Bridge Purchasers pursuant to the Bridge SPA.

“Bridge Purchasers” means the accredited investors who purchased our securities pursuant to the Bridge SPA.

“Bridge SPA” means the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing.

“Bridge Warrant Amendment No. 1” means Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022.

“Bridge Warrant Amendment No. 2” means Amendment No. 2 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated February 3, 2023.

“Bridge Warrants” means the warrants to purchase our Common Stock issued along with the Bridge Notes pursuant to the Bridge SPA. The term “Bridge Warrants” does not include the Pre-Funded Bridge Warrants.

“Bridge Maximum Percentage” means the beneficial ownership in excess of 4.99% of the number of shares of the Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Bridge Notes as applied to Bridge Attribution Parties unless a holder has notified the Company that it has elected to increase the Bridge Maximum Percentage to 9.99%.

“Pre-Funded Bridge Warrants” means the warrants issued as a result of the number of shares of Common Stock issued to a Bridge Purchaser upon conversion of in the Bridge Notes being in excess of the Bridge Maximum Percentage.

Heart Test Laboratories, Inc.

UP TO 19,047,619 SHARES OF COMMON STOCK

PLACEMENT AGENT WARRANTS TO PURCHASE UP TO
761,905 SHARES OF COMMON STOCK

UP TO 761,905 SHARES OF COMMON STOCK UNDERLYING
THE PLACEMENT AGENT WARRANTS

__________________________________

PRELIMINARY PROSPECTUS

__________________________________

MAXIM GROUP LLC

__________________________________

The date of this prospectus is ________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration and the FINRA filing fee, are estimated:

SEC registration fee	$920
FINRA filing fee	$1,753
Transfer agent, warrant agent and registrar fees and expenses	$10,000
Legal fees and expenses	$200,000
Printing fees and expenses	$25,000
Accounting fees and expenses	$50,000
Miscellaneous fees and expenses	$12,327
Total	$300,000

Item 14. Indemnification of Directors and Officers

Heart Test Laboratories, Inc. (the “Company”, “we”, “us” or “our”)) was incorporated under the laws of Texas.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person reasonably believed his conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful.

Subject to certain exceptions, the TBOC further permits a corporation to eliminate in its certificate of formation all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. Our amended and restated certificate of formation (the “Certificate of Formation”) provides that a director of the Company will not be liable to the Company or its shareholders for monetary damages for any act or omission by the director in the performance of his duties, except that, pursuant to the TBOC, there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to our Company or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to our Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that a corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director, or a present or former employee, agent or officer of a corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that, subject to restrictions in its certificate of formation and to the extent consistent with other law, a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, persons who are not directors may seek indemnification and advancement of expenses from the Company to the same extent that directors may seek indemnification and advancement of expenses from the Company.

Further, our Certificate of Formation and second amended and restated bylaws (the “Bylaws”) provide that we must indemnify our directors and officers to the fullest extent authorized by law. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by the TBOC and our Certificate of Formation and Bylaws against (i) any and all direct and indirect liabilities and reasonable expenses, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and reasonable counsel fees and disbursements and (ii) any liabilities incurred as a result of serving as a director, officer, employee or agent (including as a trustee, fiduciary, partner or manager or in a similar capacity) of another enterprise or an employee benefit plan at our request. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Formation and Bylaws or the terms of the indemnification agreements.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the securities described in this section, which were not registered under the Securities Act.

Issuance of Capital Stock

•        In April 2020, we issued and sold 28,990 shares of our Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), to accredited investors at a purchase price of $25.00 per share for $724,750 in cash consideration.

•        In July 2020, we issued warrants to purchase an aggregate amount of 13,083 shares of our common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $8.25 per share as consideration, in lieu of cash, for approximately $108,000 billed in respect of research and development services rendered by third-parties to the Company.

•        In October 2020, we issued and sold 8,000 shares of our Series C Preferred Stock to accredited investors at a purchase price of $25.00 per share for $200,000 in cash consideration.

•        From December 2020 to April 2021, we issued and sold secured convertible promissory notes (the “$1.5M Notes”) to accredited investors in the aggregate principal amount of $1.5 million. The $1.5M Notes accrue interest at a rate of 12% per annum.

•        In June 2021, July 2021, and November 2021, we issued warrants to purchase 30,781 shares of Common Stock in exchange for consulting services and extensions of the $1M Loan and Security Agreement and the $1.5M Notes. See “Description of Securities-$1M Lender Warrants and $1.5M Lender Warrants” for a description of these warrants.

•        In August 2021, the Company issued 10,101 shares of Common Stock as a facility fee in connection with the Unsecured Promissory Draw Down Note for non-cash consideration amounting to $35,000.

•        From October 2021 to February 28, 2022, we issued and sold senior subordinated convertible notes (the “Bridge Notes”) in the aggregate principal amount of $4.7 million to accredited investors for net proceeds of $4.2 million after deduction of the 10% original issue discount on our Bridge Notes (the “2021 Bridge Financing”). The Bridge Notes accrued interest at a rate of 8% per annum. The Company received net proceeds of approximately $4.2 million.

•        In connection with the 2021 Bridge Financing, the Company issued Bridge Warrants to purchase 1,365,960 shares of Common Stock (as adjusted following consummation of the IPO, as required under the terms of the Bridge Warrants). The Bridge Warrants have a 5-year term from their date of issuance and, in accordance with their terms following the IPO, had the right to purchase 1,365,960 shares of Common Stock at an exercise price of $5.16 per share. The exercise price of the Bridge Warrants was subject to full ratchet downward adjustment for 18-months following the IPO in the event of an issuance of Common Stock (or issuance of convertible securities or options at a lower price conversion/exercise price) than the then exercise price. Upon a lowering of the exercise price the holder was entitled to exercise the Bridge Warrants so the new exercise price multiplied by the number of shares of Common Stock purchased was 150% of the principal amount of the 2021 Bridge Notes purchased. Upon consummation of the IPO, and as required under the terms of the Bridge Notes, the Company issued 1,606,026 shares of Common Stock and pre-funded warrants to purchase 77,443 shares of Common Stock from the conversion of the Bridge Notes.

•        In June 2022, as a result of IPO, as required under the terms of the $1.5M Notes, the Company issued 909,071 shares of Common Stock from the conversion of the $1.5M Notes.

•        In June 2022, as a result of IPO, the Series B convertible preferred stock, par value $0.001 per share, was cancelled and we issued 703,290 shares of Common Stock to certain officers, prior directors and employees in connection with the conversion of the Series A convertible preferred stock, par value $0.001 per share.

•        In July 2022, August 2022, October 2022, February 2023, and July 2023 we issued an aggregate of 359,792 shares of Common Stock without the payment of additional consideration upon the conversion of 88,025 shares of Series C Preferred Stock by a holder. Such shares of Common Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the securities were exchanged by the Company with its existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

•        In September 2022, we issued warrants (the “Pre-Funded Bridge Warrants”) to purchase 61,913 shares of Common Stock to an accredited investor in connection with the cancellation of 61,913 shares of Common Stock (with the issuance of such cancelled shares being deemed null and void, ab initio) pursuant to provisions in the Bridge Notes limiting the number of shares of Common Stock into which the Bridge Notes were convertible.

•        In September 2022, as a result of the Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022 (the “Bridge Warrant Amendment No. 1”), the number of shares of Common Stock for which the Bridge Warrants are exercisable increased by 317,510 shares. The Bridge Warrant Amendment No. 1, including the issuance of the shares of Common Stock underlying the Bridge Warrants and of the amended and restated Bridge

Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

•        In January 2023, the lead investor, under the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing (the “Bridge SPA”), exercised its Pre-Funded Bridge Warrants in full to acquire 139,356 shares of Common Stock at an exercise price of $0.0001 per share, for a total exercise price of $13.94.

•        In February 2023, we entered into Amendment No. 2 to Bridge Warrant by and between the Company and the lead investor under the Bridge SPA, dated February 3, 2023 (the “Bridge Warrant Amendment No. 2”), which included the issuance of the shares of Common Stock underlying the Bridge Warrants and the amended and restated Bridge Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. During a period of ten business days beginning February 3, 2023 and ending February 16, 2023, the Company issued 1,172,304 shares of Common Stock and a pre-funded warrant to purchase 150,000 shares of Common Stock (the “Remaining Pre- Funded Bridge Warrant”) pursuant to exercises of the Bridge Warrants. The issuance of the shares of Common Stock upon the exercises of the Bridge Warrants were completed in accordance with Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. The issuance of the Remaining Pre-Funded Bridge Warrant was completed in accordance with Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the Remaining Pre-Funded Bridge Warrant was issued by the Company to its existing security holder in exchange for existing Bridge Warrants in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Remaining Pre-Funded Bridge Warrant will take on the registered characteristics of the existing Bridge Warrants as in effect prior to the Bridge Warrant Amendment No. 2.

•        In March 2023, we issued warrants to purchase an aggregate amount of 250,000 shares of our Common Stock at an exercise price of $1.04 per share as consideration, in lieu of cash, for approximately $203,000 billed in respect of research and development services rendered by a third-party to the Company.

•        In March 2023, we issued 485 shares of our Common Stock to a certain unrelated third party for consideration of $20,000.

•        In July 2023, we issued 108,696 shares of our Common Stock, in lieu of cash, for approximately $100,000 billed in respect of marketing services rendered by a third-party to the Company.

•        In September 2023, we issued 500,000 warrants to purchase shares of our Common Stock at an exercise price of $1.00; 250,000 warrants to purchase shares of our Common Stock at an exercise price of $1.25; and 250,000 warrants to purchase shares of our Common Stock at an exercise price of $1.50 to Matthews Southwest Holdings, Inc. in lieu of a facility fee pursuant to the MSW Note.

•        In September 2023, we issued 15,000 warrants to purchase shares of our Common Stock as consideration for services rendered by a third-party to the Company.

•        As of October 10, 2023, we have issued 1,219,930 shares to Lincoln Park, including the 100,000 shares of our Common Stock to Lincoln Park in accordance with the Lincoln Park Purchase Agreement, dated March 13, 2023, receiving gross proceeds of approximately $1.0 million.

•        In October 2023, we issued warrants to purchase 200,000 shares of Common Stock in consideration for extension of the $1M Loan and Security Agreement. See “Description of Securities-$1M Lender Warrants” for a description of these warrants.

Except in connection with the 2021 Bridge Financing, no underwriters were involved in the foregoing sales of securities described above in this Item 15. The Benchmark Company LLC was paid a fee of $94,500 in connection with the 2021 Bridge Financing. Unless otherwise stated, the sales of securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act, including Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Grants and Exercises of Stock Options

•        In November 2020, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 148,788 shares of our Common Stock at an exercise price of $1.16 per share, of which 3,030 shares vest over a period of time and 145,758 shares vest upon specific Company performance metrics. As of October 10, 2023, 3,030 shares of time-based awards and 53,030 shares of performance-based awards were vested, 91,819 shares of performance-based awards were unvested, and 909 options have been forfeited.

•        In May 2021, we granted stock options to certain employees of the Company to purchase an aggregate amount of 2,273 shares of our Common Stock at an exercise price of $1.16 per share, vesting over a period of time. As of July 2022, all of such options have been forfeited.

•        In March 2022, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 158,106 shares of our Common Stock at an exercise price of $3.47 per share, vesting over time and performance-based metrics. As of October 10, 2023, 61,364 awards have vested, 1,970 awards have been forfeited, and 94,772 were unvested.

•        In February and March 2022, we granted stock options to our Chief Financial Officer to purchase an aggregate amount of 9,090 shares of our Common Stock at an exercise price of $3.47 per share, vesting over time and performance-based metrics. As of October 10, 2023, 7,197 awards have vested.

•        In March 2023, we granted stock options to certain employees, officers and directors of the Company to purchase (i) an aggregate amount of 919,000 shares of our Common Stock at an exercise price of $0.97 per share, vesting over time and performance-based metrics, and (ii) an aggregate amount of 12,500 shares of our Common Stock at an exercise price of $1.02 per share, vesting over time and performance-based metrics. As of October 10, 2023, 37,500 awards have vested.

•        There were no grants of stock options to our employees, officers or directors from April 2023 through the date of this prospectus.

The issuances of the securities described above in this Item 15 under “Grants and Exercises of Stock Options” were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The shares of Common Stock to be issued upon the exercise of the options are deemed to be restricted securities for purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and incorporated by reference herein.

Exhibit Number	Exhibit Description
1.1**	Form of Placement Agency Agreement by and between Heart Test Laboratories, Inc. and Maxim Group LLC, as exclusive placement agent thereunder.
3.1

Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

3.2

Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

3.3	Second Amended and Restated Bylaws of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
3.4

Form of Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 6, 2022).

3.5

Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC June 23, 2022).

4.1

Form of Registration Rights Agreement by and between Heart Test Laboratories, Inc. and Buyers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed May 17, 2022).

4.2

Form of Registration Rights Agreement by and among Heart Test Laboratories, Inc. and the parties listed as signatories thereto related to the Series C Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17,2022).

4.3	Form of Bridge Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed May 17, 2022).
4.5	Form of $1M Lender Warrant and $1.5M Lender Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.7	Representative’s Warrant Agreement issued June 17, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 23, 2022).
4.8

Warrant Agent Agreement dated June 17, 2022 between Heart Test Laboratories, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).

4.9	Form of Certificated Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 10, 2022).
4.10	Amendment No. 1 to Bridge Warrants dated September 8, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2022).
4.11	Form of Amendment No. 2 to Bridge Warrants dated February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2022).
4.12

Form of Amended and Restated Warrant to Purchase Common Stock, as amended through February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 22, 2023).

4.13

Form of Pre-Funded Warrant, issued pursuant to Amendment No. 2 to Warrants to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 14, 2023).

Exhibit Number	Exhibit Description
4.14	Form of Warrant to Purchase Common Stock dated September 7, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023).
4.15	Form of Pre-Funded dated as of September 20, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
4.16	Form of Common Stock Warrant dated September 20, 2023 (incorporated by reference to Exhibit 4.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
4.17*	Form of Placement Agent Warrant.
5.1*	Opinion of Foley Shechter Ablovatskiy LLP.
10.1

MyoVista Technology Agreement, by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated December 31, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022)

10.2

First Amendment of MyoVista Technology Agreement by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 13, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022)

10.3

Master Assignment by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated January 1, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.4

Security Agreement and Pledge by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 14, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.5

Evaluation, Option and License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated June 2, 2015 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17,2022).

10.6

Exercise of Option Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated December 23, 2015 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17,2022).

10.7

$130K Note by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated August 12, 2019 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.8

$1M Loan and Security Agreement by and among Heart Test Laboratories, Inc., Front Range Ventures, LLC and John Q. Adams, Sr., dated April 24, 2020 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.9

Amendment No. 1 to the $1M Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.10

Amendment No. 2 to the $1M Loan and Security Agreement, dated November 3, 2021 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.11	Form of $1.5M Note (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
10.12

Form of Amendment No. 1 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated November 2, 2021 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.13

Form of Securities Purchase Agreement by and between Heart Test Laboratories, Inc. and Purchasers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.14	Form of Bridge Note (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed May 17, 2022).
10.15

Consulting Agreement by and between Heart Test Laboratories, Inc. and Kyngstone Limited, Inc., dated June 25, 2013 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.16

FRV Side Letter by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated April 10, 2019 (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 6, 2022).

Exhibit Number	Exhibit Description
10.17†

Amended and Restated Employment Agreement by and between Heart Test Laboratories, Inc. and Mark Hilz, dated April 5, 2022 (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.18†

Employment Agreement by and between Heart Test Laboratories, Inc. and Andrew Simpson, dated April 5, 2022 (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.19†*	Employment Agreement by and between Heart Test Laboratories, Inc. and Danielle Watson, dated October 15, 2021.
10.20

Form of Amendment No. 3 to the $1M Loan and Security Agreement, dated May 2022 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.21

Form of Amendment No. 2 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated May 2022 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.22

Form of Time-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.23

Form of Performance-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.24

Amendment No. 4 to the $1M Loan and Security Agreement, dated January 24, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 24, 2023).

10.25

Purchase Agreement, dated as of March 10, 2023, by and between the Company and Lincoln Park (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 10, 2023).

10.26

Registration Rights Agreement, dated as of March 10, 2023, by and between the Company and Lincoln Park (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 13, 2023).

10.27†	Heart Test Laboratories, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 16, 2023).
10.28†

Form of the Company’s Incentive Stock Option Agreement under the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023).

10.29†

Form of the Company’s Non-Qualified Stock Option Agreement under the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023).

10.30

Amendment No. 2 License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated March 31, 2023 (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K, filed with the SEC on July 19, 2023).

10.31

Senior Unsecured Promissory Drawdown Loan Note by and among Heart Test Laboratories, Inc., and Matthews Southwest Holdings, Inc., dated September 6, 2023 and executed on September 7, 2023 (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023).

10.32

Securities Purchase Agreement, dated as of September 20, 2023, by and between the Company and Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.33

License: Pulmonary Embolism Detection From the Electrocardiogram Using Deep Learning (incorporated by reference to Exhibit 10.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.34	License: Deep Learning Algorithm to Predict PVC-Related Cardiomyopathy (incorporated by reference to Exhibit 10.3 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
10.35	License: Deep Learning on ECGs to Derive Left and Right Ventricular Function (incorporated by reference to Exhibit 10.4 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

Exhibit Number	Exhibit Description
10.36

License: Prediction of right ventricular size and systolic function from the 12-lead ECG (incorporated by reference to Exhibit 10.5 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.37

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction – aortic stenosis (incorporated by reference to Exhibit 10.6 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.38

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction – mitral regurgitation (incorporated by reference to Exhibit 10.7 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.39

License: HeartBEiT: Vision Transformers improve diagnostic performance for electrocardiograms (incorporated by reference to Exhibit 10.8 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.40

License: Derivation of low Left Ventricular Ejection fraction based on a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.9 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.41

License: Diagnosis of Hypertrophic Cardiomyopathy using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.10 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.42

License: Diagnosis of STEMI using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.11 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.43	License: Electrocardiogram Deep Learning Interpretability Toolbox (incorporated by reference to Exhibit 10.12 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
10.44

Equity Distribution Agreement, dated as of September 18, 2023 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-3, filed with the SEC on September 18, 2023).

10.45*	Amendment No. 5 to the $1M Loan and Security Agreement, dated September 29, 2023.
10.46**	Form of Securities Purchase Agreement.
10.47**	Form of Lockup Agreement.
23.1*	Consent of Haskell & White LLP
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1)
24.1**	Power of Attorney.
107**	Filing Fee Table.

____________

*        Filed herewith.

**      Previously filed.

†        Management contract or compensatory plan or arrangement.

(b)    Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act, to any purchaser:

i.       Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii.      Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii.     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas on October 13, 2023.

Heart Test Laboratories, Inc.
By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew Simpson	President, Chief Executive Officer and	October 13, 2023
Andrew Simpson	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Danielle Watson	Chief Financial Officer and Treasurer	October 13, 2023
Danielle Watson	(Principal Financial and Accounting Officer)
*	Chief Operating Officer, Secretary and	October 13, 2023
Mark Hilz	Director
*	Director	October 13, 2023
Bruce Bent
*	Director	October 13, 2023
David R. Wells
*	Director	October 13, 2023
Brian Szymczak
*By:	/s/ Andrew Simpson
Andrew Simpson Attorney-in-Fact